Oxygen plant contract

Supply Contract
For:
WORK PACKAGE: MOPU 1002 (1700TPD)
OXYGEN PLANT
Between
Lihir Gold Limited
and
Air Products PLC
Oxygen Plant Supply Contract     Contents 1

Instrument of Agreement
Instrument of Agreement

Date▶

Between the parties

Lihir Gold Limited

of

Level 7, Pacific Place,
Cnr of Champion Parade and Musgrave Street,
(PO Box 789)
Port Moresby
Papua New Guinea

Air Products PLC of

Hersham Place Technology Park
Molesey Road
Walton on Thames
Surrey KT12 4RZ
England

Background	1	The Principal wishes to enter into a contract with the Supplier for the design, engineering, manufacture and supply of the Equipment in accordance with the Contract.

	2	The Supplier has agreed to design, engineer, manufacture and supply the Equipment in accordance with the Contract.

The parties agree	as set out in the operative part of this agreement, in consideration of, among other things, the mutual promises contained in this agreement.
Oxygen Plant Supply Contract     page 1

1	Definitions and interpretation

1.1	Definitions

The meanings of the terms used in this document are set out in clause 1.1 of Annexure C General Conditions of Contract.

1.2	Interpretation

In this Instrument of Agreement, all defined terms used and which are defined in Annexure C General Conditions of Contract have the same meaning as given to them in Annexure C General Conditions of Contract.

2	Supply of the Equipment

In consideration of the payment by the Principal to the Supplier of the Contract Price, the Supplier shall supply the Equipment and otherwise perform its obligations in accordance with the Contract.

3	Payment of Contract Price

Subject to the Supplier properly performing its obligations under the Contract, the Principal shall pay the Supplier the Contract Price.

4	Contract documents

The Contract consists of the documents listed below:

(a)	this Instrument of Agreement;

(b)	Annexure A — Contract Details;

(c)	Annexure B — Milestones and Pricing;

(d)	Annexure C — General Conditions of Contract;

(e)	Annexure D — Technical Specification;

(f)	Annexure E — Form of Bank Guarantee;

(g)	Annexure F — Parent Company Guarantee;

(h)	Annexure G — Liquidated Damages Regime; and

(i)	Annexure H — Process Data Sheet.

In the event of any inconsistency, the Contract shall be interpreted in accordance with the order of precedence shown above from the Instrument of Agreement as the highest in the order.

5	Entire agreement

5.1	Previous agreements

The Contract supersedes all previous agreements in respect of its subject matter and embodies the entire agreement between the parties.
Oxygen Plant Supply Contract     page 2

Signing page

Executed as an agreement Signed for
Lihir Gold Limited
by its authorised representative

sign here▶	/s/ Arthur Hood

Authorised Representative

print name	Arthur Hood

in the presence of

sign here▶	/s/ Felicity Bridges

Witness

print name	Felicity Bridges

Signed for
Air Products PLC
by its authorised representative

sign here▶	/s/ Chris Avison

Authorised Representative

print name	Chris Avison

in the presence of

sign here▶	/s/ David R. Edmondson

Witness

print name	David R. Edmondson

Oxygen Plant Supply Contract     page 3

Annexures

Table of contents
Annexure A — Contract Details	5

Annexure B — Milestones and Pricing	8

Annexure C — General Conditions	15

Annexure D — Technical Specification	16

Annexure E — Form of Bank Guarantee	17

Annexure F — Parent Company Guarantee	18

Annexure G — Liquidated Damages Regime	20

Annexure H — Process Data Sheet	21
Oxygen Plant Supply Contract     page 4

Annexure A
Annexure A — Contract Details

Item	Issue	Detail

1	Contract Price	the amount set out in Annexure B, as adjusted only in accordance with clause 4 of Annexure B,.

2	Condition Precedent Date (see clause 2.2 of Annexure C)	15 June 2008 unless otherwise agreed in writing between the parties

3	Date for Delivery (see clauses 1.1 and 14.2 of Annexure C)	The delivery date(s) to be met in accordance with the Project Program with the last delivery to be on or before weeks from the Commencement Date.

4	Principal Authorisations (see clause 18.3 of Annexure C)	Authorisations required to install or use the Equipment in Papua New Guinea.

5	Parent Company (see clause 2 of Annexure C)	Air Products Group Limited Hersham Place Technology Park Molesey Road Walton on Thames Surrey KT12 4RZ England

6	Site (see clause 1.1 of Annexure C)	Lihir Mine Site, Putput, Lihir Island, New Ireland Province, Papua New Guinea

7	Not used

8	Governing Law (see clause 33.4(a) of Annexure C)	Queensland, Australia

9	Exclusive Jurisdiction (see clause 33.4(b) of Annexure C)	Courts of Queensland, Australia

10	Industrial Special Risk Insurance (see clause 28.1(a)(1) of Annexure C)	Minimum amount of US$ (US dollars) per occurrence
Oxygen Plant Supply Contract     page 5

Annexure A — Contract Details

Item	Issue	Detail

11	Public and Product Liability Insurance (see clause 28.1(a)(2) of Annexure C)	Minimum amount of US$ (US dollars) per occurrence

12	Not used

13	Not used

14	Amount of Bank Guarantee (required under clause 5 of Annexure C)	Refer Annexure B

15	Delay Event (see clause 14.3 of Annexure C)	Refer Annexure C

16	Delay Liquidated Damages cap (see clause 27 of Annexure C)	Refer Annexure G

17	Performance Guarantee Payments cap (see clause 27 of Annexure C)	Refer Annexure G

18	Maximum liability (see clause 27 of Annexure C)	of the Contract Price

19	Delay Liquidated Damages Rate (see clause 14.4 of Annexure C)	Refer to Annexure G

20	Interest Rate (see clause 1.1 of Annexure C)	London Interbank Offered Rate (LIBOR) plus 2%

21	Not used

22	Principal	Lihir Gold Limited

	Address	Level 7, Pacific Place, Cnr of Champion Parade and Musgrave Street, (PO Box 789), Port Moresby, Papua New Guinea

	Attention	Murray Gominsek, Senior Project Engineer

	Fax	+675 9864 018
Oxygen Plant Supply Contract     page 6

Annexure A — Contract Details

Item	Issue	Detail

23	Supplier	Air Products PLC

	Address	Hersham Place Technology Park
Molesey Road
Walton on Thames
Surrey KT12 4RZ
England

Attention

Fax

24	Principal’s Representative Address	Level 7, Pacific Place, Cnr of Champion Parade and Musgrave Street, (PO Box 789), Port Moresby, Papua New Guinea

Attention

Fax

25	Key Personnel (see clause 9 of Annexure C)	Role Business Manager — Large ASU SOE	Name

Senior Project Manager / Project Sponsor

Project Manager
Oxygen Plant Supply Contract     page 7

Annexure B
     Annexure B — Milestones and Pricing
Contract Price
Oxygen Plant Supply Contract     page 8

1	Indicative Milestone Amounts and Actual Milestone Events

(a)	Milestone Payment Schedule, Indicative Cost Breakdown and Actual durations of Works (approximate payment value is calculated on approximate Contract Price)
Oxygen Plant Supply Contract     page 9

Explanatory Notes to Annexure B:
Note 1 — Any other payments made by the Principal under the signed by the parties on or about are to be deducted from the amount due at the milestone 0.0 (deposit at Contract Signing)
Note 2 — Items marked “*” are Cost Plus items (meaning the Supplier is to charge the Principal the cost of the items plus a 10% overhead)
Note 3 — Documentary Evidence For Milestones are as follows (see also clause 18.1(c)(1) of Annexure C):
Wherever “Purchase Order placed with supplier” is indicated it will be evidenced by an unpriced PO from AP to the subcontractor together with PO acknowledgement from the subcontractor.
Factory Testing is determined by the Supplier acceptance certificate of the item, or pressure test certificate where applicable.
FAS Delivery of Component shall be evidenced by documentation in accordance with Incoterms (2000).
Note 4 — Delivery of compressors is required at  weeks, however Liquidated Damages only commence at  weeks.
Oxygen Plant Supply Contract     page 11

2     Consolidated Milestones Table and Bank Guarantee Requirements
Note 1 — The individual actual payments for milestones identified in Annexure B item 1 as being cost plus items may increase or decrease from the timing indicated, and milestones will be invoiced at actual completion provided notice is provided to the Principal for variations in excess of 2 weeks from the time listed. The Supplier must comply with clause 14.3 of Annexure C in this regard.
Note 2 — With reference to note 1, the bank guarantees supplied by the Principal to the Supplier may be adjusted in line with payments made, such that the sum of payments made and outstanding bank guarantee is maintained at of Contract Value, except for milestone and Contract Signing and Milestone 1, where of Contract Value is acceptable (per table above).
Oxygen Plant Supply Contract     page 12

3	Invoicing

(a)	Upon the achievement of each Milestone Event, the Supplier must submit to the Principal’s Representative an original tax invoice showing:
(1)	the relevant Milestone Event; and

(2)	such supporting documentation as reasonably required by the Principal (in reference to the explanatory notes to the table above).
(b)	With each Invoice, the Supplier must certify to the Principal that no Subcontractor or any other person engaged by the Supplier arising out of or in connection with this contract has a lien or similar entitlement to any of the Equipment or a charge on any moneys payable by the Principal to the Supplier.

(c)	No later than 30 days after the receipt by the Principal of an original tax invoice and any other documentation required under clause 3(a), the Principal must pay the Supplier the amount shown in the tax invoice.

(d)	On receipt of the Principal’s payment, the Supplier will release the original bank guarantee where due.

(e)	If the Principal disputes any amount in the invoice as presented by the Supplier, the following shall apply:
(1)	The Principal must, within 30 days of receipt of the invoice, notify the Supplier of the proportion of the invoice which is disputed;

(2)	In the meantime, the Principal must in accordance with clause 3(c), pay the Supplier that proportion of the invoice which is not disputed;

(3)	Upon the issue of a notice under this clause 3(d)(1), the parties must discuss the nature of the dispute and work together in a reasonable manner to resolve the disputed amount;

(4)	If, at the expiry of 60 days from the date of receipt of invoice (or such other time as agreed in writing between the parties), the parties have not reached agreement on the disputed amount, either party may elect to address the dispute using the dispute resolution process set out in clause 32 of Annexure C.
(f)	Any payment made under this clause is not acceptance of performance and is on account only.

(g)	Notwithstanding anything else in this contract, the Principal will not be required to make any payment to the Supplier unless the Performance Security required by the contract has been provided by the Supplier to the Principal in accordance with this contract.

4	Adjustments to the Contract Price

(a)	The Contract Price shall not be subject to adjustment for rise and fall.

(b)	For the avoidance of doubt, the Contract Price is not subject to adjustment for rise and fall by reason of fluctuations in exchange rates.
Oxygen Plant Supply Contract     page 13

5	Valuation of variations

In addition to the variation mechanism set out in clause 13 of Annexure C, the parties agree that the following principles will apply to the valuation of the listed types of variations:

(a)	For changes in relation to the DCS (as that term is defined in the Technical Specification), any variations will be priced based on additional labour performed by the Supplier at the then prevailing Supplier rates for senior or project engineers;

(b)	Prefabrication of pipe spools not already contemplated in the Technical Specification will be at additional cost for only so much as that prefabrication exceeds any allowance in the Technical Specification; and

(c)	Capital spare parts for the Equipment that are not already listed or included in the Technical Specification will be charged to the Principal at the Supplier’s actual cost plus a fixed margin of %.
Oxygen Plant Supply Contract     page 14

Annexure C
Annexure C — General
Conditions

Contents

	Table of contents

	General Conditions		5

1	Definitions and interpretation		5
	1.1	Definitions	5
	1.2	Interpretation	15

2	Conditions Precedent		16
	2.1	The Conditions Precedent are:	16
	2.2	Conditions precedent to satisfy or waive	16
	2.3	Non-satisfaction of the conditions precedent	17

3	Parent company guarantee		17

4	Performance and payment		17
	4.1	Performance of Works	17
	4.2	Payment of Contract Price	17
	4.3	Interest on overdue payments	17
	4.4	Set Off	17
	4.5	No adjustment to Contract Price	17

5	Securities		18
	5.1	Supplier Performance Security	18
	5.2	Principal Payment Guarantee	18
	5.3	Replacement Securities	18
	5.4	Release of Performance Security	19
	5.5	Conversion of Performance Security	19

6	Warranties		19

7	Documents		21
	7.1	Supply of documents by Principal	21
	7.2	Supply of documents by the Supplier	22
	7.3	Review documents (other than Critical Documents) provided by the Supplier	22
	7.4	Approval of Critical Documents	23
	7.5	Availability of documents	23
	7.6	Documents to be in English	24
	7.7	Inconsistencies	24

8	Supplier acknowledgement		24

9	Representatives		25
	9.1	Appointment and Delegation	25
	9.2	Role of Principal's Representative	25
	9.3	Disputes as to Principal's Representative's decisions	25
	9.4	Supplier and Principal not relieved	25
	9.5	Supplier's Representative	25

10	Key Personnel		26
	10.1	Key Personnel to perform Works	26
	10.2	Removal of Key Personnel by Supplier	26
	10.3	Removal of Key Personnel by Principal	26
Oxygen Plant Supply Contract     Contents 1

Contents

11	Equipment		27
	11.1	Provision of Equipment	27
	11.2	Quality of Equipment	27
	11.3	Quality assurance	27
	11.4	Defective Equipment	27
	11.5	Direction to remedy and other rights	28

12	Testing		28
	12.1	Inspection and Test Plan (ITP)	28
	12.2	Principal may order tests	28
	12.3	Who conducts tests?	29
	12.4	Costs of testing	29
	12.5	Other obligations remain unaffected by testing	29

13	Variations		30
	13.1	Supplier must carry out Variation	30
	13.2	Contract Price Adjustment	30
	13.3	Other adjustments	30
	13.4	Payment Claim	31
	13.5	Changes by the Supplier	31
	13.6	Variation Order requirement	31

14	Commencement and Delivery Completion		31
	14.1	Time for commencement	31
	14.2	Time for Delivery Completion	31
	14.3	Extensions of time	31
	14.4	Delay Liquidated Damages	33

15	Progress and programming of the Works		34
	15.1	Progress	34
	15.2	Project Program — Minimum Requirements	34
	15.3	Project Program Updates	34
	15.4	Supplier acknowledgement	35
	15.5	Progress Meetings	35
	15.6	Directions	35

16	Access		36

17	Suspension of the Works		36
	17.1	Suspension by the Principal’s Representative	36
	17.2	Suspension by the Supplier	36
	17.3	Recommencement of work	37
	17.4	Cost of suspension	37

18	Delivery Completion and Final Completion		37
	18.1	Delivery Completion	37
	18.2	Final Completion	38
	18.3	Risk in and title to the Equipment	38

19	Performance Guarantees, Testing and Acceptance		38
	19.1	Performance Guarantees	38
	19.2	Principal's role during installation and commissioning	38
	19.3	Demonstrating achievement of Performance Guarantees	38
	19.4	Test Results	39
	19.5	Performance Test Acceptance	39
Oxygen Plant Supply Contract     Contents 2

Contents

	19.6	No adjustment following Performance Test	39
	19.7	Outcomes of Performance Testing	39
	19.8	Repeat Performance Tests	40
	19.9	Failure to perform a Performance Test	40
	19.10	Payment of Performance Guarantee Payments	40
	19.11	Performance Test at end of Warranty Period	41

20	Warranty Period		41
	20.1	Warranty Period	41
	20.2	Defects at the Delivery Completion Date and during the Warranty Period	41
	20.3	Time for performing Defect rectification	42
	20.4	Access for rectification of Defects	42
	20.5	Failure to remedy Defects	42
	20.6	Urgent rectification	43

21	Laws and Authorisations		43
	21.1	Inconsistencies	43
	21.2	Authorisations	43

22	Taxes		44
	22.1	Liability for Taxes	44
	22.2	Export of Equipment	44

23	Assignment and subcontracting		45
	23.1	Assignment	45
	23.2	Subcontracting	45
	23.3	Subcontractor warranties	45
	23.4	Subcontract provisions	46
	23.5	Supplier's responsibility	46
	23.6	Conduct of personnel	46

24	Confidential Information		46
	24.1	Non disclosure	46
	24.2	Permitted disclosure	46
	24.3	Confidentiality undertakings	47
	24.4	Return of Confidential Information	47
	24.5	Survival	47
	24.6	Media releases	47

25	Intellectual Property Rights		47
	25.1	Conduct of Claims	47
	25.2	Intellectual Property Rights granted to the Principal	47
	25.3	Survival of rights	47

26	Damage to persons and property and indemnities		48
	26.1	Protection of people and property	48
	26.2	Loss or damage to the Equipment	48
	26.3	Indemnity from the Supplier	48
	26.4	Urgent protection	49

27	Limit on liability		49

28	Insurances		50
	28.1	Insurances to be effected	50
	28.2	General insurance requirements	50
	28.3	Excesses	50
Oxygen Plant Supply Contract     Contents 3

Contents

	28.4	Effect of insurance	50

29	Force Majeure		50

30	Default and termination		51
	30.1	Supplier Event of Default	51
	30.2	Supplier Default Notice	51
	30.3	Rights of the Principal	51
	30.4	Principal Event of Default	51
	30.5	Principal Default Notice	51
	30.6	Rights of the Supplier	52
	30.7	Insolvency Event	52
	30.8	Rights of Principal following Termination	52
	30.9	Termination payments	53
	30.10	Return of Property	53

31	Notification of Claims		53
	31.1	Notices of other claims	53
	31.2	Prescribed notices	54
	31.3	Continuing events	54

32	Dispute resolution		54
	32.1	Dispute	54
	32.2	Negotiation	54
	32.3	Arbitration	55
	32.4	Litigation	55
	32.5	Continuity	55
	32.6	Injunctive or urgent relief	55
	32.7	Expert determination	55
	32.8	Selection of expert	56
	32.9	Rules of expert determination	56
	32.10	Expert finding	57
	32.11	Costs of expert determination	57

33	General		57
	33.1	Costs and expenses	57
	33.2	Further assurances	57
	33.3	Notices	57
	33.4	Governing law and jurisdiction	58
	33.5	Prohibition and enforceability	58
	33.6	Waivers	59
	33.7	Entire agreement	59
	33.8	Variation to this Contract	59
	33.9	Counterparts	59
	33.10	To the extent not excluded by Laws	59
	33.11	Attorneys	59
	33.12	Survival of obligations	59
Oxygen Plant Supply Contract     Contents 4

General Conditions
Annexure C — General Conditions

1	Definitions and interpretation

1.1	Definitions

The meanings of the terms used in this document are set out below.

Term	Meaning
As-Built Drawings	the drawings and other information to be created by the Supplier which details the manner in which the Equipment has been manufactured.

As For Construction Documents	the documents and other information to be created by the Supplier which details the manner in which the Equipment is to be installed.

Authorisation	any approval, authorisation, code of conduct, government policy, consent, exemption, filing, licence, notarisation, permit, registration, waiver by any Government Agency, and includes any renewal of, or variation to, any of them

Bank Guarantee	bank guarantees to be provided in the relevant form set out in Annexure F and issued by a bank or other financial institution approved by the Beneficiary of the guarantee.

Business Day	a day on which trading banks are open for business in Brisbane, Queensland and London, UK, excluding a Saturday, Sunday or public holiday.

Certification Role	the responsibility of the Principal’s Representative to determine:

1 whether Delivery or Delivery Completion has been achieved in accordance with clause 18.1;

2 whether Performance Test Acceptance has been achieved in accordance with clause 19.5; and

3 whether Final Completion has been achieved in accordance with clause 18.2

Change of Law	either:

1 a change in legislation, ordinance, regulation, by-law, order or proclamation; or
Oxygen Plant Supply Contract     page 5

	2	the introduction of new legislation, ordinance, regulation, by-law, order or proclamation,

which:

	3	comes into effect after the Commencement Date; and

	4	in case of legislation, had not been:

• foreshadowed;

• introduced; or

• tabled as bill in the parliament in which it was made,

prior to the Commencement Date; and

	5	in all cases, could not have been foreseen by a Relevant Supplier operating in Europe prior to the Commencement Date

Claim	includes any claim by the Supplier, any Government Agency or any other third party against the Principal or the Principal’s Representative (including the employees, agents, consultants and contractors of the Principal or Principal’s Representative) for any:

	1	Loss;

	2	increase in the Contract Price or for payment of money (including damages); or

	3	extension of time to the Date for Delivery:

under, arising out of, or in connection with:

	1	this Contract;

	2	the Works; or

	3	the Equipment,

including any such claim under contract, in equity, under statute, in tort (including for negligence) or otherwise (including negligent misrepresentations or for restitution)

Commencement Date	the date this Contract has been executed by both parties.

Commissioning Manual	the manual to be prepared by the Supplier in accordance with this Contract for the Commissioning of the Equipment

Commissioning	commissioning and testing of the Equipment (following the issue of an Installation Completion Certificate) by the Supplier and the Principal in accordance with the Commissioning Manual and any installation and commissioning management services agreement entered between the parties.

Conditions Precedent	the conditions set out in clause 2.1

Condition Precedent Date	the date set out in item 2 of Annexure A.

Confidential Information	in relation to any party to this Contract, information relating to a party’s business, computer systems or affairs and includes any:
Oxygen Plant Supply Contract     page 6

	1	trade secrets, know-how, scientific and technical information;

	2	product, customer, marketing or pricing information;

	3	information in relation to this Contract; and

	4	any other information which a party notifies the other is confidential, or which the other party knows or ought to know is confidential

Contract	The Instrument of Agreement and the documents set out in clause 4 of the Formal Instrument of Agreement

Contract Price	Refer item 1 of Annexure A

Critical Documents	any documents referred to in the Technical Specification as being critical.

Date for Delivery	Refer item 3 of Annexure A.

Defect	means:

	1	any error, deficiency, omission, non-conformity, fault, failure, malfunction, irregularity or other mechanical defect in the Equipment; or

	2	any aspect of the Equipment which is not in accordance with the Technical Specification.

but excluding fair wear and tear and failure to install, commission ,operate or maintain the Equipment in accordance with the Installation Manual, the Commissioning Manual, or the Operation and Maintenance Manual or as otherwise specified in the Technical Specification.

Delay Event	1	a Principal-caused Delay;

	2	a Variation which is the subject of a Variation Order in accordance with clause 12.1 of Annexure C, other than a Variation requested by the Supplier under clause 12.6 of Annexure C;

	3	a Change of Law;

	4	an industrial dispute which results in a labour stoppage that:

• has not arisen by reason of, or in connection with, events in any way connected with the Works or the Supplier; and

• could not have been foreseen by a Relevant Supplier in the jurisdiction in which the Works are being performed having carried out all necessary investigations; and

	5	a Force Majeure Event;

but excluding any events in item 1 to 5 which would not have occurred but for:

	6	a breach of this Contract by, or the negligence or recklessness of, the Supplier or its Subcontractors;

	7	the lack of legal capacity, or corporate powers, of the Supplier; or

the Principal or Principal’s Representative acting in accordance with this Contract including any termination of the Contract in accordance with its terms.

Delay Liquidated Damages	the liquidated damages payable under clause 14.4
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Delay Liquidated Damages Rate	has the meaning set out in item 19 of Annexure A and may only be adjusted in accordance with clause 14.4

Delegate of Principal’s Representative	has the meaning given in clause 9.1(c)

Delivery	that stage in the execution of the Works when:

1 the Supplier has delivered any component or item of Equipment to the Delivery Point in accordance with FAS Incoterms (2000); and

2 such component or item of Equipment has been packed and prepared for shipping in accordance with the requirements set out in the Technical Specification.

Delivery Completion	1 that stage in the execution of the Works when Delivery of all Equipment to the Delivery Point has taken place in accordance with FAS Incoterms (2000).

Delivery Claim	has the meaning set out in clause 18.1(a)

Delivery Completion Date	the date of Delivery (expressed as a number of weeks from the Commencement Date) of all items of Equipment in accordance with FAS Incoterms (2000) as required in Annexure B.

Delivery Point	the location(s) prescribed by the Supplier (based on FAS Incoterms (2000)).

Delivery Tests	any of those tests identified as such and set out in the Technical Specification.

Dispute	any dispute, difference or disagreement arising between the parties relating to the interpretation of this Contract or any matter arising out of, or in connection with, this Contract, the Works, or the Equipment

Dispute Notice	has the meaning given to it in clause 32.2(b)

Documents	the plans, drawings, specifications, engineering data, manuals and any other documents required by this Contract and created (or, where the context requires, to be created) by the Supplier for the performance of the Works including the Critical Documents

Equipment	the Air Separation Unit / 1700 TPD Oxygen Plant and related items of plant and equipment to be engineered, procured, and supplied in accordance with this Contract and described in more detail in the Technical Specification or the materials, equipment and machinery forming part, or to form part, of the Air Separation Unit / 1700 TPD Oxygen Plant and related items of plant and equipment (as the context requires)

Excluded Loss	any Loss for:

1 business interruption;
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2 loss of actual or anticipated profit or revenue; or

3 consequential or purely economic loss, special or contingent damages of any kind.

Final Completion	has the meaning set out in clause 18.2(a)

Final Completion Certificate	a certificate identified as such and issued by the Principal’s Representative under clause 18.2(a) certifying that Final Completion has been achieved

Final Completion Date	1 the date certified by the Principal’s Representative in a Final Completion Certificate issued under clause 18.2(a) to be the date on which Final Completion was achieved; or

2 where another date is determined under clause 32 as the date on which Final Completion was achieved, that other date

Force Majeure	means (and is limited to) the following specific events or circumstances:

1 earthquake, flood or other natural catastrophe;

2 strike or lockout;

3 embargo;

4 civil disturbance, riot or armed conflict;

5 rebellion or sabotage;

6 curtailment, rationing or allocation of normal sources of supply of labour, materials, transportation, energy or utilities;

7 sufferance of or voluntary compliance with act of government and government regulations (whether or not valid);

8 fire or explosion, including radioactive or toxic explosion; and

9 war, insurrection, riot or acts of terrorism;

but only where those events or circumstances:

10 are not reasonably foreseeable by the Relevant Supplier;

11 are beyond the reasonable control of the Supplier; and

12 are such that, even with the exercise of Good Engineering and Procurement Practices, the Supplier would not be able to prevent or overcome.

Good Engineering and	practices followed when work is undertaken:
Procurement Practices
1 in a sound and workmanlike manner;

2 with due care and skill;

3 with due expedition and without unnecessary or unreasonable delays; and

4 to the standard agreed in the Technical Specification.

Government Agency	any government or governmental, semi-governmental, judicial, quasi-judicial or administrative entity, agency or authority having jurisdiction over any part of, or in connection with, the Works, or the Equipment

Industrial Action	a strike, lockout, demarcation or industrial dispute which affects any
Oxygen Plant Supply Contract     page 9

Manufacturing Facility

Insolvency Event	where:

1    a party informs the other party or the party’s creditors it is insolvent or unable to pay its debts as they fall due or the other party reasonably suspects that the party is insolvent or unable to pay its debts as they fall due;

2 a party enters into a composition or arrangement with its creditors or calls a meeting of creditors to enter into a composition or arrangement;

3 a mortgagee seeks to exercise a right of possession or control over the whole or part of a party’s property;

4 a party takes or has instituted against it an action or proceedings whether voluntary or compulsory with the object of, or which may result in, the winding-up of a party;

5 a party has a winding-up order made against it or passes a resolution for winding-up;

6 a party goes into liquidation;

7 any writ of execution, garnishee order, mareva injunction or similar order, attachment, distress or other process is made, levied or issued against or in relation to any asset of a party; or

8    an act is done or an event occurs which, under the laws from time to time of a country having jurisdiction in relation to a party, has an analogous or similar effect to any of the events in paragraphs 1 to 7;

Instrument of Agreement	the document identified as such which, when entered into by the Principal and the Supplier, forms this Contract

Installation Completion Certificate	a certificate identified as such and issued by the Installation and Commissioning Manager, as part of the services to be provided under an installation and commissioning management services agreement, certifying that the Equipment:

1 has been installed in accordance with the Installation Manual and any other instructions given by the Installation and Commissioning Manager; and

2 is ready for safe Commissioning,

and which attaches the As-Built Drawings.

Installation and Commissioning Manager	the representative of the Supplier who will provide the Installation and Commissioning Management Services at the Site

Installation and Commissioning Management Services	services to be provided by the Supplier under an installation and commissioning management services agreement

Installation Manuals	the manuals to be prepared by the Supplier in accordance with this Contract for the installation of the Equipment which must contain all necessary information to enable an experienced contractor to install the Equipment

Intellectual Property Rights
1    inventions, discoveries and novel designs, whether or not registered or registrable as patents or designs, including developments or improvements of equipment, products, technology, processes, methods or techniques;

2 copyright (including future copyright) throughout the world in all literary
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works, artistic works, computer software, and any other work or subject matter in which copyright subsists and may in the future subsist;

3 Confidential Information (only to the extent comprising any of items 1, 2, and 4 of this definition)i; and

4 trade and service marks (whether registered or unregistered)

Intended Purpose	the intended purpose of the Equipment as stated in this Contract and the Technical Specification.

Interest Rate	the rate set out in item 20 of Annexure A

Key Personnel	each of the Supplier’s personnel identified in item 25 of Annexure A, and Key Person means each of them.

Law	includes, from time to time, all applicable:

1 Acts, ordinances, regulations, by-laws, orders, awards and proclamations of any jurisdiction in which the Works are undertaken;

2 Authorisations;

3 principles of law or equity established by decisions of courts of any jurisdiction in which the Works are undertaken;

4 standards, codes and guidelines which have the force of law of any jurisdiction in which the Works are undertaken; and

5 fees, rates, taxes, levies and charges payable in respect of those things referred to in paragraphs (1), (2), (3) and (4) of this definition,

whether or not existing at the Commencement Date, as they apply to the performance of this Contract or the Works.

Loss	includes any loss, cost, expense, damage or liability (including any fine or penalty) whether , present or future, fixed or unascertained, actual or contingent and whether arising under Contract, in equity, under statute (to the maximum extent possible), in tort (including for negligence) or otherwise (including negligent misrepresentation or in restitution), but excluding Excluded Loss

Manufacturing Facilities	any places of manufacture or assembly for any part of the Equipment including any Subcontractors’ places of manufacture or assembly

Milestone Event	each event identified as such and set out in Annexure B.

Milestone Amount	the part of the Contract Price that is attributable to and payable in respect of an applicable Milestone Event as set out in clause Annexure B.

Monthly Progress Meeting	the monthly meeting between the Principal and the Supplier pursuant to clause 15.5.

Operation and Maintenance Manual	the manual(s) to be prepared by the Supplier in accordance with this Contract for the operation, maintenance and repair of the Equipment
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Parent Company Guarantee	a guarantee to be provided by the Parent Company under clause 3 of Annexure C in the form set out in Annexure F or as otherwise acceptable to the Principal

Parent Company	the entity set out in item 5 of Annexure A

Payment Guarantee	means the Bank Guarantee(s) provided by the Principal as set out in clause 5.2(a) which term also includes any replacement or additional Bank Guarantee provided by the Principal.

Performance Guarantee Payments	the applicable amounts payable pursuant to clause 19.7 or 19.8 and Annexure G.

Performance Guarantees	each of the guaranteed performance levels for pressure, purity, flowrate and power consumption as set out in the Technical Specification.

Performance Security	means the Bank Guarantee(s) provided by the Supplier as set out in clause 5.1(a) which term also includes any replacement or additional Bank Guarantee provided by the Supplier.

Performance Shortfall	in respect of each Performance Guarantee, the amount by which the performance level achieved at the Performance Tests fails to meet the applicable Performance Guarantee

Performance Tests	each of the tests identified as such and set out in Appendix J of the Technical Specification to be performed by the Supplier and the Principal to ensure the Equipment achieves the Performance Guarantees.

Performance Test Acceptance	has the meaning set out in clause 19.5

Performance Test Acceptance Date	1 the date certified by the Principal’s Representative in a Performance Test Acceptance Certificate issued under clause 19.5 to be the date on which Performance Test Acceptance was achieved; or

2 where another date is determined under clause 32 as the date on which Performance Test Acceptance was achieved, that other date

Performance Test Acceptance Certificate	a certificate identified as such and issued by the Principal’s Representative under clause 19.5 certifying that Performance Test Acceptance has been achieved

Performance Test Procedure	means the performance testing protocol established under the Technical Specification.

Principal Authorisations	each of the documents referred to in item 4 of Annexure A

Principal-caused Delay	1 delay or disruption caused by:
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• the Principal; or

• the Principal’s Representative,

but does not include any delay or disruption caused by the Principal or the Principal’s Representative acting in accordance with this Contract;

2    an act of prevention of the Principal or Principal’s Representative including a breach by the Principal of any of its obligations under this Contract, but does not include any delay or disruption caused by the Principal or the Principal’s Representative acting in accordance with this Contract;

3 suspension of the Works by the Principal or the Principal’s Representative under clause 17.1(a)(1)

Principal Event of Default	where the Principal fails (i) to pay an amount of money due to the Supplier in accordance with this Contract and pursuant to an invoice within 20 Business Days of the date that amount became due and payable and that amount is not disputed by the Principal or (ii) to provide a new or replacement Bank Guarantee.

Principal’s Representative	has the meaning set out in clause 9.1

Process Data Sheet	is a Principal supplied document and is the process design data tabulated in Annexure H.

Project Program	the program of Delivery times referred to in Annexure B and the Project Schedule in the Technical Specification, or if reviewed by the Principal in accordance with clause 15.3(f), the latest Updated Project Program

Quality Management System	The Supplier’s quality system shall generally conform to ISO9001:2000 and shall address the requirements to achieve full conformance of product to the Contract.

Relevant Supplier	an internationally experienced manufacturer of air separation plants, of the highest skill and quality, with particular experience in component manufacture and supply of parts for an oxygen plant.

Site	means the Principle’s site set out in item 6 of Annexure A.

Spare Parts List	the list identified as such and set out in the Technical Specification

Subcontractor	includes any subcontractor, consultant or supplier engaged by the Supplier in connection with the Works

Sunset Date	6 months after receipt by the Supplier of a notice to proceed under clause 19.3(a).

Supplier Default Notice	has the meaning given to it in clause 30.1
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Supplier Event of Default	where:

1 the Supplier fails to comply with the Technical Specification;

2    the Supplier fails to reinstate damage or loss to the Works or the Equipment required to be reinstated by it under this Contract as required under clauses 26.2 or 20.5 and in any case with due expedition and without delay;

3 the Supplier fails to effect or maintain insurance (or provide evidence of insurance) required to be effected and maintained by the Supplier under this Contract;

4 the Supplier suspends the Works in breach of clause 17.2;

5 the Security is not lodged and maintained in accordance with clause 5.1;

6 the Supplier is still not able to achieve Delivery Completion having become liable to pay the total Delay Liquidated Damages to 100% of the cap set out in item 16 of Annexure A; or

7 the Supplier commits any other material breach of this Contract.

Supplier’s Representative	has the meaning set out in clause 9.5(a)

Table of Key Dates for Documentation	the table identified as such and set out in the Technical Specification.

Tax	any income, land, indirect and other taxes, levies, imposts, deductions, charges, duties, compulsory loans and withholdings, including financial institutions duty, debits tax or other taxes whether incurred by, payable by return or passed on to another person and includes any interest, penalties, charges, fees, fines or other amounts imposed in respect of any of the above, but does not include GST or stamp duty

Technical Specification	Means the document set out in Annexure D.

Training Manuals	the manuals to be prepared by the Supplier in accordance with this Contract for the training of the Principal’s personnel to operate, maintain and repair the Equipment

Updated Project Program	has the meaning given to it in clause 15.3(b)

Variation	any one or more of the following:

1 an increase, decrease or omission of any part of the Works;

2 any change in the character or quality of any Equipment or any part of the Works; or

3 any change in the method, sequence or timing of the Works,

but does not include a direction by the Principal or the Principal’s Representative to perform the Works in accordance with this Contract

Variation Order	a written direction from the Principal identified as such directing the Supplier to carry out a Variation
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Variation Quotation	has the meaning given to it in clause 13.1(c)

Warranty Period	has the meaning given in clause 20.1 including as that period is extended pursuant to clause 20.2(e)

Workplace Health and	all workplace, health and safety related:
Safety Legislation

1 legislation;

2 codes of practice; and

3 standards,

where any part of the Works is being performed

Works	all matters or things which the Supplier is required to do to engineer, design, procure and supply the Equipment in accordance with all the requirements of this Contract including:

1 the Technical Specification;

2 Variations which are the subject of a Variation Order; and

3 the Performance Guarantees.
1.2	Interpretation

(a)	In this Contract, unless expressly stated otherwise:
(1)	words importing the singular include the plural and vice versa;

(2)	words importing a gender include any gender;

(3)	other parts of speech and grammatical forms of a word or phrase defined in this Contract have a corresponding meaning;

(4)	an expression importing a natural person includes any company, partnership, joint venture, association, corporation or other body corporate and any Government Agency;

(5)	a reference to any thing (including any right) includes any part of that thing, but nothing in this clause 1.2(a)(5) implies that performance of part of an obligation constitutes performance of the entire obligation;

(6)	a reference to a part, clause, party, annexure, exhibit or schedule is a reference to a part and clause of, and a party, annexure, exhibit and schedule to, this Contract and a reference to this Contract includes any annexure, exhibit and schedule;

(7)	a reference to a statute, regulation, proclamation, ordinance or by-law includes all statutes, regulations, proclamations, ordinances or by-laws amending, consolidating or replacing it, and a reference to a statute includes all regulations, proclamations, ordinances and by-laws issued under that statute;

(8)	a reference to a document includes all amendments or supplements to, or replacements or novations of, that document;

(9)	a reference to a party to a document includes that party’s successors and permitted assigns and that party’s employees, agents, consultants and contractors;

(10)	a reference to an asset includes property of any nature, including a business, right, revenue and benefit;
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(11)	a reference to liquidation includes official management, appointment of an administrator, compromise, arrangement, merger, amalgamation, reconstruction, winding-up, dissolution, assignment for the benefit of creditors, scheme, composition or arrangement with creditors, insolvency, bankruptcy, or any similar procedure or, where applicable, changes in the constitution of any partnership or person, or death;

(12)	a reference to a body, other than a party to this Contract (including an institute, association or authority), whether statutory or not:
(A)	which ceases to exist; or

(B)	whose powers or functions are transferred to another body,

is a reference to the body which replaces it or substantially succeeds to its powers or functions;
(13)	a reference to the Principal’s Representative will also be a reference to any Delegate of Principal’s Representative to the extent that a delegate is delegated functions of the Principal’s Representative; and

(14)	a reference to this Contract is a reference to these terms and conditions together with all schedules, annexures and attachments thereto.
(b)	In this Contract, headings and boldings are for convenience only and do not affect the interpretation of this Contract.

(c)	If the day on or before which any act, matter or thing must be done under this Contract is not a Business Day, that act, matter or thing must be done on the next Business Day.

(d)	Specifying anything in this Contract after the words “includes”, “including” or “for example” or similar expressions does not limit what else is included unless there is express wording to the contrary.

(e)	No provision of this Contract will be construed adversely to a party solely on the ground that the party was responsible for the preparation of this Contract or that provision.
2	Conditions Precedent

2.1	The Conditions Precedent are:

(a)	the Supplier provides to the Principal, in a form acceptable to the Principal, evidence of the insurances required to be effected by the Supplier under clause 28 of Annexure D; and

(b)	the Supplier provides to the Principal the Performance Security in accordance with clause 5 of Annexure D.

(c)	the Parent Company executes the Parent Company Guarantee in favour of the Principal;

(d)	the Supplier provides to the Principal a legal opinion, in a form acceptable to the Principal, with respect to the Parent Company entering into the Parent Company Guarantee and that the Parent Company Guarantee is enforceable in accordance with its terms against the Parent Company in the jurisdiction in which the Parent Company is incorporated.

2.2	Conditions precedent to satisfy or waive

(a)	The Supplier must use best endeavours to satisfy all of the Conditions Precedent prior to the Condition Precedent Date.

(b)	The Conditions Precedent are solely for the benefit of, and may only be relied upon by, the Principal.
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2.3	Non-satisfaction of the conditions precedent
Subject to clause 33.12, if the Conditions Precedent are not:

(a)	satisfied; or

(b)	waived in writing by the Principal,

(c)	prior to the Condition Precedent Date, the Principal may elect to treat this Contract as being at an end and recover from the Supplier all amounts paid under the Contract except for such other costs reasonably and necessarily incurred by the Supplier prior to the date of termination in the expectation of completing the Works and not included in any other payment by the Principal to the Supplier.

3	Parent company guarantee

The Supplier must provide a Parent Company Guarantee executed by the Parent Company for the performance of the obligations of the Supplier under this Contract.

4	Performance and payment

4.1	Performance of Works

The Supplier must perform and complete the Works in accordance with:

(a)	this Contract;

(b)	Good Engineering and Procurement Practices; and

(c)	all Laws.

4.2	Payment of Contract Price

The Principal must pay the Supplier the Contract Price (which is in US dollars) in US dollars in accordance with Annexure B and this Contract.

4.3	Interest on overdue payments

If any money due to either party remains unpaid after the date on which it should have been paid, interest at the Interest Rate is payable on the money from the day after it should have been paid up to and including the date on which the money is paid.

4.4	Set Off

As a pre-condition to the drawing on any Bank Guarantee, the Principal may deduct or set-off from payments to the Supplier or the Performance Security any amounts:

(a)	for which the Supplier must reimburse the Principal;

(b)	which the Principal pays on the Supplier’s behalf; or

(c)	which the Supplier owes to the Principal.

4.5	No adjustment to Contract Price

The Supplier accepts and acknowledges that:

(a)	the Contract Price represents its full and complete payment for:
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(1)	all matters and things necessary for the performance and completion of the Works in accordance with this Contract; and

(2)	all of the Supplier’s obligations under this Contract; and
(b)	the Supplier is not entitled to any increase in the Contract Price except:
(1)	in accordance with clause 12 as a result of a Variation which is the subject of a Variation Order; or

(2)	for cost reimbursable items as set out in Annexure B.
5	Securities
5.1	Supplier Performance Security
(a)	The Supplier shall provide to the Principal such Bank Guarantees as are required pursuant to Annexure B. Bank Guarantees will only be released in accordance with clause 5.4.

(b)	The Supplier must ensure that the Performance Security remains valid and enforceable until the date of its return in accordance with this Contract.

(c)	The Performance Security must not have any provision inconsistent with the rights of the Principal incorporated in this Contract.

5.2	Principal Payment Guarantee

(a)	The Principal shall provide to the Supplier such Bank Guarantees as are required pursuant to Annexure B. Bank Guarantees will only be released in accordance with clause 5.4.

(b)	The Principal must ensure that the Payment Guarantee remains valid and enforceable until the date of its return in accordance with this Contract.

(c)	The Payment Guarantee must not have any provision inconsistent with the rights of the Supplier incorporated in this Contract.

5.3	Replacement Securities

(a)	Without limiting clause 5.4, the parties shall, not less than 20 Business Days prior to the expiry of the Payment Security or Performance Security:
(1)	Arrange for the replacement of the relevant Bank Guarantee in accordance with the requirements for security set out in Annexure B;

(2)	Notify the other party of the replacement Bank Guarantee and provide such reasonable assistance as necessary to facilitate the exchange of guarantees from the party’s respective financial institutions.
(b)	For the removal of doubt, a replacement or additional Payment Security or Performance Security can only be drawn upon by a party to this Contract provided the necessary Milestone Event in clause 2 of Annexure B has been reached and the related Milestone Payment has been made (with the exception of amounts in dispute).

(c)	In addition to any other right of the parties to draw on a Bank Guarantee, a party may make a drawing on a Bank Guarantee if the obligation to provide a replacement Bank Guarantee pursuant to this clause 5.3 is not satisfied by 15 Business Days prior to the expiry of the Bank Guarantee, in which event that party may draw the full face value of the Bank Guarantee and hold that amount as Payment Security or Performance Security, in accordance with this Contract.
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5.4	Release of Performance Security

A party must release to the other party any and all Bank Guarantees within 20 Business Days following the Final Completion Date after deduction of any withholding or set-off that party is entitled to make pursuant to this Contract (in accordance with clause 4.4), provided however that if there are disputes outstanding with respect to the Contract at such date, then the date for release by the party of the Payment Security or Performance Security will be 5 Business Days after the date on which the last of those disputes to be resolved is resolved to the reasonable satisfaction of that party.

5.5	Conversion of Performance Security

(a)	Subject to the terms of the Payment Security or Performance Security (“Security”) and a party’s right to demand, receive or use the proceeds of that Security pursuant to the terms of the Contract, a party may demand, receive and use the proceeds of the Security whenever that party asserts a right to the payment of money by the other party under, arising out of or in connection with this Contract (including liquidated damages) or otherwise at law relating to the Works or the Equipment.

(b)	Each party covenants with the other that, subject to complying with the terms of the Bank Guarantee, a party will not institute any proceedings, or exercise any right or take any steps to injunct or otherwise restrain:
(1)	the financial institution that issued the Security from paying the other party pursuant to the Security; or

(2)	that party from taking any steps for the purpose of making a demand under any Security or receiving payment under the Security, or otherwise exercising its rights under the Security; or

(3)	that Party using the money received under the Security,

even where the other party disputes the first party’s right to payment (including where dispute resolution proceedings have been commenced under clause 32).
(c)	Where a party has had recourse to a Security and it is subsequently found that the amounts drawn down were not payable by the other party:
(1)	subject to clause 5.5(c)(2), the party who drew on the Security must repay the amount not payable to the other party within 30 Business Days with interest at the Interest Rate;

(2)	the party may, prior to repayment, set-off any such amounts referred to in clause 5.5(c)(1) against any Loss that party has suffered; and

(3)	repayment of such amounts and interest referred to in clause 5.5(c)(1) will be the sole remedy of the other party against the party that incorrectly drew on the guarantee with respect to any such wrongful recourse to the Security.
6	Warranties

(a)	The Supplier acknowledges and agrees that:
(1)	the Principal is relying on the Supplier’s skill, expertise and judgment for the performance and completion of the Works in accordance with this Contract;

(2)	the Process Data Sheet (which is a Principal supplied document):
(A)	is not a design (and that the development and completion of the Technical Specification and a detailed design for the Equipment forms part of the Works and is the sole responsibility of the Supplier); and

(B)	does not set out a scope of the Works;
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(b)	The Supplier warrants to the Principal that the Supplier:
(1)	will, at all times, be suitably qualified and experienced, and will exercise the skill, care and diligence of a Relevant Supplier in the performance and completion of the Works;

(2)	will engage and retain Subcontractors who are suitably qualified and experienced and will coordinate the activities of the Subcontractors so that the Works are performed and completed in a proper and workmanlike manner;

(3)	has examined and carefully checked the Process Data Sheet (jointly with the Principal) and confirms that it is accurate, suitable, appropriate and adequate for the Intended Purpose; and will develop and complete the Documents in accordance with the Technical Specification:
(A)	so that the Documents are accurate, suitable, appropriate and adequate for the Intended Purpose; and

(B)	to comply with all the requirements of this Contract (including Good Engineering and Procurement Practices);
provided that the Supplier is not responsible for inaccuracies in data contained in the Process Data Sheet supplied by the Principal.
(c)	The Supplier warrants as follows in relation to the Equipment and each part of the Equipment:
(1)	the Equipment is manufactured to the highest standard of care, skill and diligence that would normally be expected of a reputable and competent organisation providing goods similar to the Equipment ;

(2)	the Equipment is free of Defects;

(3)	the Equipment complies with all relevant codes and standards set out in the Technical Specification and with best industry practices;

(4)	the Equipment conforms to the requirements of this Contract including the Technical Specification; and

(5)	the Equipment is new.
(d)	The Supplier warrants and must ensure that, unless otherwise provided in this Contract, the Supplier:
(1)	owns or is entitled to use (or will on creation own or be entitled to use) the Intellectual Property Rights in all Documents including the As-Built Drawings and Critical Documents and the Equipment; and
(2)	is entitled to licence to the Principal the Intellectual Property Rights in the Documents, As-Built Drawings, Critical Documents and the Equipment in accordance with clause 25.2.
(e)	The Supplier indemnifies and holds harmless the Principal against any Loss, action or Claim arising from:
(1)	any infringement or alleged infringement of Intellectual Property Rights owned by a third person in respect of any of the Documents, As-Built Drawings, Critical Documents or the Equipment;

(2)	any breach of the warranty set out in clause 6(d); and

(3)	the conduct of any infringement claim by the Supplier under clauses 6(d) or 6(e).
This indemnity is conditioned on the Principal agreeing (i) to notify the Supplier forthwith of any alleged infringement or breach (ii) not to compromise or settle any claim for which it is indemnified under this clause and (iii) giving the Supplier the conduct of any such claim, provided the Supplier acts as a prudent defendant in the conduct of that claim.
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(f)	The indemnity in clause 6(e) shall not exceed the total aggregate of the amount set out in item 18 of Annexure A.

(g)	Each party represents and warrants that:
(1)	it is a company duly incorporated and validly existing under the laws of its place of incorporation;

(2)	it has taken all necessary action to authorise the execution, delivery and performance of this Contract, in accordance with its terms;

(3)	it has power to enter into and perform its obligations under this Contract and to carry out the transactions contemplated by this Contract;

(4)	its obligations under this Contract are valid and binding and are enforceable against it in accordance with respective terms subject to any necessary stamping and registration, the availability of equitable remedies and laws relating to the enforcement of creditor’s rights;

(5)	it has the corporate power to own its own assets and to carry on its business as it is now being conducted;

(6)	the execution, delivery and performance of this Contract and the transactions under it do not:
(A)	breach its constitution or other constituent documents; or

(B)	breach any Law or decree of any court or official directive which is binding on it;

(C)	violate any other document or agreement to which it is expressed to be a party or which is binding on it or any of its assets; or

(D)	cause a limitation on its powers or the powers of its directors or other officers to be exceeded; and
(7)	no litigation, arbitration, tax claim, dispute or administrative or other proceeding (which has not been disclosed to the Principal in writing prior to the Commencement Date) has been commenced, is pending or, to its knowledge, threatened in writing against it which is likely to have an adverse effect upon it or its ability to perform its financial or other obligations under this Contract.
(h)	Each of the representations and warranties given in clause 6(g):
(1)	survive the execution of this Contract; and

(2)	are regarded as repeated on the Commencement Date and the date of each payment of amounts due under each tax invoice, with respect to the facts and circumstances then subsisting.
(i)	Each party acknowledges that the other party is relying on the representations and warranties made to it in connection with this Contract.

(j)	All of Supplier’s warranties in relation to the Equipment are expressly set out in this Contract and are in lieu of any warranty of merchantability or of fitness for a particular purpose. To the extent permitted by law, the warranties in this Contract are in lieu of all express or implied warranties of any kind which are imposed by statute or any Laws.

7	Documents

7.1	Supply of documents by Principal
(a)	All documents supplied by the Principal to the Supplier:
(1)	remain the property of the Principal; and
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(2)	must be returned by the Supplier to the Principal upon the Principal’s demand.
(b)	Where any document to be returned to the Principal under clause 7.1(a) is required by the Supplier to perform the Supplier’s obligations under this Contract, the Supplier:
(1)	may retain a copy of that document, following the document’s return to the Principal, only for as long as the copy is so required; and

(2)	must notify the Principal in writing specifying any copies that the Supplier retains pursuant to clause 7.1(b)(1).
(c)	All documents supplied by the Principal to the Supplier must not, without the prior written approval of the Principal, be used, copied or reproduced for any purpose except for the performance of the Works.
7.2	Supply of documents by the Supplier
(a)	The Supplier must:
(1)	to the extent that documents (including Documents) which the Supplier is required to provide under this Contract have not already been completed and included in the Technical Specification, develop and complete or cause the development and completion of those documents, in accordance with this Contract and Good Engineering and Procurement Practices; and

(2)	not make, cause or permit to be made any changes or amendments to the documents which have been approved by, the Principal’s Representative under clause 7.4 without the prior written consent of the Principal, such consent not to be unreasonably withheld or delayed.
(b)	All documents supplied by the Supplier, including Critical Documents, become the property of the Principal on receipt by the Supplier of the relevant Milestone Payment.
(c)	The Principal must ensure that documents supplied by the Supplier are only used by the Principal or the Principal’s Representative, and by any person acquiring those documents through the Principal or the Principal’s Representative, for the purposes of or in connection with:
(1)	facilitating or completing the design, construction and commissioning of the Equipment;

(2)	performing the Works; or

(3)	the operation and maintenance, upgrade, augmentation, sale or re-financing of the Equipment.
7.3	Review documents (other than Critical Documents) provided by the Supplier
(a)	To the extent that:
(1)	the Supplier is required to prepare and deliver documents to the Principal under this Contract (including Documents but excluding Critical Documents); and

(2)	those documents have not already been completed and included in the Technical Specification, the Supplier must submit all such documents for review by the Principal’s Representative:
(3)	as each such document is completed;

(4)	in sufficient time to enable Delivery or Delivery Completion to be achieved by the Date for Delivery (subject always to prompt review by the Principal).
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7.4	Approval of Critical Documents

(a)	The Supplier must submit all Critical Documents for written approval by the Principal’s Representative:
(1)	as each Critical Document is completed; and

(2)	in sufficient time to enable Delivery or Delivery Completion to be achieved by the Date for Delivery; and

(3)	where the Table of Key Dates for Documentation sets out a date for submission, in no event later than that date.
(b)	The Principal’s Representative shall notify its approval or non-approval (with reasons for non-approval) within 5 Business Days of receiving any Critical Document pursuant to clause 7.4(a).
(1)	If the Principal’s Representative notifies the Supplier of its non-approval within the period stated in clause 7.4(a) the Principal’s Representative and the Supplier must meet to discuss the respect in which the Critical Document does not comply and any amendments it may reasonably require;
(A)	the Principal’s Representative may direct the Supplier to amend the Critical Document.
(2)	The Supplier must promptly submit the agreed amendments to the Critical Document to the Principal’s Representative for written approval in accordance with clause 7.4(a) and the procedure under this clause 7.4 applies to the amended Critical Document.

(3)	If the Supplier disagrees with an amendment directed by the Principal’s Representative pursuant to clause 7.4(b)(1)(A), the Supplier may:
(A)	refer the matter to dispute resolution in accordance with clause 32; and

(B)	proceed with the Works in accordance with the Critical Documents that the Principal’s Representative has advised do not comply with this Contract.
(4)	Where the Supplier proceeds with the Works in accordance with clause 7.4(b)(3), the Supplier:
(A)	with the exception of interfaces at battery limits, does so entirely at the Supplier’s own risk and will not be entitled to any Claim arising out of or in connection with having done so; and

(B)	must, if it is subsequently determined under clause 32 that the Critical Documents do not comply with this Contract, immediately replace and rectify any Works that do not comply with this Contract and amend and resubmit the relevant Critical Documents at the Supplier’s sole cost and expense.
7.5	Availability of documents

(a)	While the Works are being performed, the:
(1)	Technical Specification;

(2)	Critical Documents; and

(3)	other written information supplied by the Principal, the Principal’s Representative and the Supplier, the Supplier’s Subcontractors and consultants,
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must be available at all reasonable times for reference by the Principal, the Principal’s Representative and, subject to clause 24.1, any persons nominated in writing by either of them.
(b)	During the manufacture or assembly of any significant part of the Equipment, a set of the drawings and written information relevant to that part of the Equipment must be kept by the Supplier and must be available for reference by the Principal, the Principal’s Representative and, subject to clause 24.1, any persons nominated in writing by either of them.

(c)	In accordance with the Technical Specification, the Supplier must supply drafts of Documents to the Principal for its review in accordance with this clause 7.

7.6	Documents to be in English

All documents produced by the Supplier and provided to the Principal in connection with this Contract and all verbal communication in respect of this Contract must be in English.

7.7	Inconsistencies

(a)	If the Supplier discovers, or has brought to its attention, any inconsistency, ambiguity, or discrepancy within or between any:
(1)	documents forming this Contract (including the Technical Specification); or

(2)	other documents necessary, or prepared for the purpose of, performing the Works (including the Documents), which cannot be resolved in accordance with the Formal Instrument of Agreement, then the Supplier must immediately notify the Principal’s Representative in writing of:
(3)	that inconsistency, ambiguity or discrepancy; and
(4)	the Supplier’s proposed interpretation of the relevant documents to resolve the inconsistency, ambiguity or discrepancy.
(b)	If the Principal’s Representative notifies the Supplier within 10 Business Days of receiving notice by the Supplier pursuant to clause (a) that it does not accept the Supplier’s interpretation, then:
(1)	the Principal’s Representative must inform the Supplier of the Principal’s Representative’s interpretation; and

(2)	the Principal’s Representative and the Supplier must meet to discuss an agreed interpretation of the inconsistency, ambiguity or discrepancy; and

(3)	failing agreement by the Principal’s Representative and Supplier within 5 Business Days of the meeting referred to in sub-clause (2), the parties must follow the procedure set out in clause 32.
8	Supplier acknowledgement
(a)	The Supplier acknowledges that, subject to the Principal exercising due skill and care any review by the Principal of any documents (including Documents) pursuant to clause 7.3 will not:
(1)	limit, or relieve the Supplier of, any obligation or liability under this Contract;

(2)	limit any right of the Principal under this Contract;

(3)	constitute acceptance by the Principal or the Principal’s Representative of the performance of the Supplier’s obligations under this Contract; or
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(4)	be considered as a representation or an acknowledgment by the Principal or the Principal’s Representative that the relevant documents comply with this Contract.
9	Representatives
9.1	Appointment and Delegation

(a)	The Principal may from time to time appoint an individual to exercise any functions of the Principal under this Contract (Principal’s Representative).

(b)	The appointment of the Principal’s Representative does not prevent the Principal from exercising any function.

(c)	The Principal’s Representative may from time to time appoint (and revoke any such appointment of) individuals to exercise any functions of the Principal’s Representative under this Contract (Delegate of Principal’s Representative) but not more than one Delegate of the Principal’s Representative will be delegated the same function at the same time. The notice of appointment or revocation will take effect from when that notice is provided to the Supplier. For the purposes of this clause, the Engineering Manager (as that term is used in the Technical Specification) shall be a Delegate of Principal’s Representative.

9.2	Role of Principal’s Representative

(a)	When performing a Certification Role, the Principal’s Representative must act honestly and fairly, and take account of any representations of the Supplier.

(b)	When performing a function under this Contract other than a Certification Role, the Principal’s Representative may act in its absolute discretion as the agent of the Principal.

(c)	The Supplier must:
(1)	assist the Principal’s Representative in exercising any Certification Role including the provision of any information reasonably requested by the Principal’s Representative; and

(2)	provide the Principal’s Representative with access to any place where the Works are being performed including the Manufacturing Facilities, in order for the Principal’s Representative to be able to fully perform the Certification Role.
9.3	Disputes as to Principal’s Representative’s decisions

If the Supplier or the Principal disagrees with any notice, decision, direction or determination of the Principal’s Representative, then the Supplier or the Principal may refer the matter for dispute resolution under clause 32.

9.4	Supplier and Principal not relieved

Neither the Supplier nor the Principal are relieved of any responsibility or liability under this Contract as a result of any act or omission of the Principal’s Representative.

9.5	Supplier’s Representative

(a)	The Supplier must from time to time appoint an individual to exercise any functions of the Supplier under this Contract and to supervise the performance of the Works at all times
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during which any activities relating to the performance of the Works are taking place (Supplier’s Representative).

(b)	The Supplier must upon appointment of the Supplier’s Representative immediately notify the Principal’s Representative and the Principal in writing of the name of the Supplier’s Representative and of any subsequent changes.

(c)	A direction from the Principal’s Representative or the Principal given to the Supplier’s Representative is deemed to have been given to the Supplier.

(d)	The appointment of the Supplier’s Representative does not prevent the Supplier from exercising any function.

(e)	The Supplier’s Representative will represent the Supplier for all purposes of this Contract, unless the Supplier advises the Principal in writing that some other person is to be the Supplier’s Representative.

(f)	The Supplier’s Representative is authorised to negotiate with the Principal on behalf of the Supplier and to bind the Supplier contractually in respect of matters arising from the performance of the Works.

(g)	Matters within the knowledge of the Supplier’s Representative are deemed to be within the knowledge of the Supplier.

10	Key Personnel

10.1	Key Personnel to perform Works

The Supplier must ensure that, subject to events beyond its control, the Key Personnel:

(a)	are the key personnel performing the Works relative to their roles and functions; and

(b)	allocate as much of their time as necessary to properly perform the Works and the Supplier’s other obligations under this agreement.

10.2	Removal of Key Personnel by Supplier

(a)	Subject to clause 10.2(b), the Supplier may not, without the Principal’s prior written consent:
(1)	remove any of the Key Personnel; or

(2)	substitute another person for one or more of the Key Personnel.
(b)	The Principal’s consent under clause 10.2(a) is not required if the Key Person becomes seriously ill, dies, retires, resigns or is dismissed by the Supplier. In that case, the Supplier must provide a replacement acceptable to the Principal.

10.3	Removal of Key Personnel by Principal

If the Principal gives the Supplier written notice requiring any one or more of the Key Personnel to be withdrawn from providing the Works, the Supplier must immediately:

(a)	comply with the notice;

(b)	provide a replacement acceptable to the Principal (Principal acting reasonably); and

(c)	ensure that Key Person does not carry out any work in connection with the Works.
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11	Equipment

11.1	Provision of Equipment

The Supplier:

(a)	must supply:
(1)	all Equipment; and

(2)	anything else necessary for the performance of the Works and the Supplier’s other obligations under this Contract; and
(b)	warrants that each of the items referred to in the Spare Parts List, or a suitable replacement, will be available for the Warranty Period.

11.2	Quality of Equipment

(a)	The delivery of a warranty from any Subcontractor in accordance with clause 23.3 shall be in addition to the warranties given by the Supplier under this Contract, and shall not relieve the Supplier from responsibility for its warranties under this Contract.

11.3	Quality assurance

(a)	Prior to commencing the Works, the Supplier must:
(1)	plan, establish and maintain a quality system which conforms to the Quality Management System; and
(2)	provide the Principal and the Principal’s Representative with access to the quality system of each of the Supplier, Subcontractors and suppliers to enable monitoring and quality auditing.
(b)	The Quality Management System are only an aid to achieving compliance with this Contract and to document compliance.

(c)	Neither the:
(1)	Quality Management System, nor
(2)	the access granted under clause 11.3(a)(2),
limits the Supplier’s responsibility to comply with the Supplier’s obligations under this Contract.

11.4	Defective Equipment

At any time before the start of the Warranty Period:

(a)	If the Principal discovers Equipment provided by the Supplier which is not in accordance with this Contract, the Principal will as soon as reasonably practicable, and whenever possible within 10 Business Days after discovery of the Defect, notify the Supplier.

(b)	If the Supplier discovers any Equipment provided by the Supplier which is not in accordance with this Contract, the Supplier must notify the Principal in writing of such Equipment:
(1)	as soon as practically possible but no later than 2 Business Days after the Supplier discovers that the Equipment is not in accordance with this Contract; and
(2)	in any event, before removal or replacement of the defective Equipment except where such Equipment should be removed earlier for the safety or protection of any person.
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(c)	The Supplier must, following notification by the Principal, do one of the following (at its discretion) with respect to the defective equipment:
(1)	remove any defective or nonconforming Equipment that is not in accordance with the requirements of this Contract the Delivery Point or the Site (as the case may be);
(2)	to redesign, reconstruct, replace or correct any defective or nonconforming Equipment; or
(3)	not deliver any defective or nonconforming Equipment or part of the Works to the Delivery Point or the Site (as the case may be).
(d)	On receiving notification from the Principal or the Principal’s Representative under clause 11.4(c), the Supplier must provide an Updated Project Program, in the manner and with the effect provided for in clause 15.3, which includes details of the manner in which the Supplier will comply with clause 11.4(c).
(e)	The Supplier is not entitled to make any Claim as a result of or in relation to:
(1)	complying with clause 11.4(c);

(2)	anything arising out of or in connection with clause 11.4(c); or

(3)	the furnishing of the Updated Project Program in accordance with this clause 11.4.
11.5	Direction to remedy and other rights

(a)	The making of a Milestone Payment, a test of any Equipment, or a failure by the Principal or the Principal’s Representative or anyone else to disapprove any Equipment, does not prejudice the right of the Principal or the Principal’s Representative to subsequently give a notification under clause 11.4.

(b)	Nothing in this clause 11, nor any test or inspection carried out by or on behalf of the Principal or the Principal’s Representative, prejudices any other right which the Principal may have against the Supplier arising out of the failure of the Supplier to provide any Equipment in accordance with this Contract.

12	Testing

12.1	Inspection and Test Plan (ITP)

(a)	The Supplier shall assure the quality of the Equipment by executing a project Inspection and Test Plan (“ITP”) in accordance with Supplier’s standard practice.

(b)	Provision for inspection of equipment by the Principal before Delivery has only been included in the scope of the Contract for major tests on key equipment items. The Principal shall identify a small number of witness or hold points in the ITP at the start of the Work. The Supplier must provide 5 working days notice to Principal of date that is required for the Principal’s attendance for these witness or hold points. In addition, the Principal reserves the right to audit the Supplier’s execution of the QA plan for the Work.

(c)	Subsequent to any such inspection and testing of the Equipment, the Supplier shall provide test certificates and reports for the Principal’s records.

12.2	Principal may order tests

(a)	Subject to clause (b), at any time before the start of the Warranty Period or such extended Warranty Period due to the Supplier’s rectification of a Defect (including prior to Delivery or Delivery Completion), the Principal or the Principal’s Representative may direct that any Equipment or part of the Equipment, be tested.
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(b)	The Principal’s and the Principal’s Representative’s directions for testing under clause (a) must be reasonable having regard to the progress of the Works and the number and nature of tests already carried out on the Works.

(c)	Without limiting clause 12.2(d), the Principal’s Representative may direct that any part of the Works must not be covered up or made inaccessible without the Principal’s Representative’s prior approval.

(d)	The Supplier must provide such assistance and samples and make accessible any part of the Equipment as may be required by the Principal or the Principal’s Representative.

(e)	On completion of the tests before the start of the Warranty Period, the Supplier must promptly make good the Equipment tested so that it fully complies with this Contract.

12.3	Who conducts tests?

(a)	Tests are to be conducted as provided in the Technical Specification or by the Principal, the Principal’s Representative or a person (which may include the Supplier) nominated by the Principal or the Principal’s Representative (in the Principal’s absolute discretion).

(b)	Testing required under this Contract must be carried out by an appropriately qualified and skilled person.

(c)	Tests must be chosen and testing must be carried out in the manner that will cause the least possible damage to the Equipment.

12.4	Costs of testing

(a)	Subject to clause 12.4(b), the Supplier must bear all costs of testing (including pursuant to clauses 12.2(d) and 12.2(e)).

(b)	The Principal must bear the cost of any test referred to in clause 12.2(a) which:
(1)	is not provided for in the ITP;
(2)	is not required by Good Engineering and Procurement Practices or the Principal did not have reasonable grounds for suspecting that the test was required by Good Engineering and Procurement Practices;
(3)	the Principal or the Principal’s Representative does not have reasonable grounds for requesting;
(4)	any tests to be conducted after the commencement of the Warranty Period.
(c)	For the avoidance of doubt:
(1)	the tests referred to in clause 7.10 of the Technical Specification are the Delivery Tests and form part of the Works and the cost of which is included in the Contract Price.
12.5	Other obligations remain unaffected by testing

(a)	The obligations of the Supplier in relation to the quality and suitability of the Equipment is not in any way limited or reduced by carrying out any tests under this clause 12.

(b)	Subject to clause 12.4(b), the Supplier is not entitled to make any Claim arising out of, or in connection with:
(1)	complying with the requirements of this clause 12; or
(2)	any act permitted by this clause 12 by either the Principal, the Principal’s Representative or the Supplier.
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13	Variations

13.1	Supplier must carry out Variation

(a)	The Principal may issue a request for a Variation Quotation and, subject to this clause 13, the Supplier must carry out a Variation which is the subject of a Variation Order.

(b)	Before a Variation Order is issued, the Supplier must provide a quotation for a proposed Variation before the Principal discusses with the Supplier whether the work is to proceed and the Supplier must provide the quotation as soon as practicable after receipt of the request. A Variation Order must incorporate the terms of the Variation Quotation.

(c)	The Supplier’s quotation for the proposed Variation (Variation Quotation) must include particulars of:
(1)	its fixed price for carrying out the proposed Variation;
(2)	the effect (if any) of the proposed Variation on the:
(A)	achievement of Delivery or Delivery Completion by the Date for Delivery;

(B)	the Performance Guarantees;

(C)	any warranties with respect to the Equipment; and

(D)	the Supplier’s ability to comply with any of its obligations under this Contract.
(3)	any other relevant information related to carrying out the proposed Variation.
13.2	Contract Price Adjustment

(a)	Subject to clause 13.2(b) the Contract Price will be adjusted for the value of a Variation which is the subject of a Variation Order and performed by the Supplier.

(b)	The value of the Variation will be:
(1)	if accepted in writing by the Principal, the amount set out in the Variation Quotation; or
(2)	the value otherwise agreed in writing by the parties;
13.3	Other adjustments

(a)	The following matters will (where necessary) be adjusted to take into account the effect of the Variation which is the subject of a Variation Order:
(1)	the Works;
(2)	the Project Program; and
(3)	the Performance Guarantees.
(b)	The adjustments to the matters referred to in clause 13.3(a) will be:
(1)	if accepted in writing by the Principal, as set out in the Variation Quotation; or

(2)	as otherwise agreed in writing by the parties;
(c)	Any extension of time claim to the Date for Delivery in connection with a Variation will be:
(1)	if accepted in writing by the Principal, as set out in the Variation Quotation; or

(2)	as otherwise agreed in writing by the parties;
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13.4	Payment Claim

Any Variation which is the subject of a Variation Order will be included in the next tax invoice after completion of all of the Works the subject of that Variation, and paid in accordance with Annexure B.

13.5	Changes by the Supplier

(a)	The Supplier must seek the Principal’s consent to any Variation proposed by the Supplier by issuing a Variation Quotation.

(b)	The Principal in its absolute discretion (and, if it so elects, after receiving a report from the Principal’s Representative):
(1)	may consider a Variation Quotation from the Supplier; and
(2)	may accept or reject any such Variation Quotation and if accepted, issue a Variation Order in accordance with clause 13.1.
(c)	Where the Principal has not responded to a Variation Quotation in accordance with this clause 13.5(b)(2) within 10 Business Days of receipt of such Variation Quotation, the applicable Variation Quotation will be deemed to be rejected by the Principal.

(d)	The Supplier will not be entitled to make any Claim in respect of any Variation Order issued pursuant to this clause 13.5.

13.6	Variation Order requirement
The Supplier acknowledges that it will not be entitled to make any Claim in respect of any Variation to the Works except where it is expressly directed pursuant to a Variation Order issued in writing by the Principal pursuant to this clause 12.

14	Commencement and Delivery Completion

14.1	Time for commencement

The Supplier must commence the Works on the Commencement Date.

14.2	Time for Delivery Completion

The Supplier must:
(a)	perform the Works with due expedition and without delay; and

(b)	achieve Delivery and Delivery Completion by the Date for Delivery.
14.3	Extensions of time
(a)	If the Supplier considers that it has been or is likely to be delayed in:
(1)	performing the Works; or

(2)	achieving Delivery Completion,
the Supplier must immediately give the Principal and the Principal’s Representative written notice of the delay including details of the nature, cause and the likely extent of the delay (Delay Notice).
(b)	Subject to clauses 14.3(d) and 14.3(e), if a Delay Event occurs on, before or after the Date for Delivery and the Supplier is or will be delayed in achieving Delivery Completion by that Delay Event and within 10 Business Days of the relevant Delay Event
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commencing, the Supplier gives the Principal’s Representative a written claim for an extension of time to the Date for Delivery setting out:
(1)	the facts on which the claim is based;
(2)	the period for which an extension of time is claimed;
(Extension of Time Claim), then the Supplier will be entitled to an extension of time pursuant to clause 14.3(f) to the Date for Delivery.

(c)	If a Delay Event continues for a period longer than 10 Business Days from the time it commenced, the Supplier may amend any Extension of Time Claim given to the Principal’s Representative by submitting a revised Extension of Time Claim to the Principal and the Principal’s Representative in respect of such continuing delay within 5 Business Days of the Delay Event so continuing.

(d)	It is a condition precedent to any entitlement to an extension of time that:
(1)	the Supplier must submit an Extension of Time Claim with all necessary supporting documentation to the Principal’s Representative for an extension of time within 10 Business Days of the Delay Event commencing;

(2)	the Supplier has taken all reasonable steps to mitigate the delay and the effect of the delay;

(3)	no reasonable reprogramming or alteration of sequences of activities or other method could avoid the delay;

(4)	the delay must also be demonstrable on the critical path set out in the Project Program; and

(5)	the Supplier has strictly complied with all notice requirements in this clause 14.3 with respect to the Extension of Time Claim.
(e)	Where more than one event causes concurrent delays and the cause of at least one of those events, but not all of them, is not a Delay Event, then to the extent that the delays are concurrent, the Supplier is not entitled to an extension of time to the Date for Delivery.

(f)	If the Supplier is entitled to an extension of time to the Date for Delivery (including any amended extension of time pursuant to clause 14.3(c)), the Principal’s Representative must, within 20 Business Days after receipt of the Extension of Time Claim, grant an extension of time as follows:
(1)	the Principal’s Representative must have regard to whether the Supplier has taken all reasonable steps to minimise the consequences of the delay;
(2)	the extension of time will be limited to the actual delay in achieving Delivery or Delivery Completion caused by the Delay Event;
(g)	The Principal will grant an extension of time to the Date for Delivery at any time that the Principal directs a Variation to the Works, but only if the Variation has an impact on the Delivery Date. The cost for such an extension of time which shall be payable to the Supplier shall include all reasonable costs associated with the Variation (except for Excluded Loss).

(h)	The Principal may direct an extension of time to the Date for Delivery at any time (at the absolute discretion of the Principal) that the Principal decides to be appropriate notwithstanding that the Supplier has not submitted a claim for an extension to the Date for Delivery. The Supplier acknowledges that the mechanism in this clause 14.3(h) is a discretionary right of the Principal which may be exercised by the Principal for the sole benefit of the Principal and does not:
(1)	impose any obligations on the Principal;
(2)	to the maximum extent permitted by law, give rise to any duty to act in good faith; or
(3)	in any way constitute a waiver or relaxation of any of the requirements under this clause 14.3.
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The Supplier shall be entitled to a claim for any extension of time to the Date for Delivery arising out of this clause 14.3(h) to be calculated in accordance with clause 14.3(f).

(i)	A failure of the Principal’s Representative to grant a reasonable extension of time or to grant an extension of time within the time provided for in clause 14.3(f), shall not be deemed granting of an extension of time as claimed. However if:
(1)	the Principal’s Representative does not respond to an Extension of Time Claim within 20 Business Days; and
(2)	as a result, the Supplier is entitled to an extension of time under clause 14.3(b), the Supplier will be entitled to claim an extension of time in relation to the Principal’s Representative’s delay in responding (over and above the 20 Business Day period).

(j)	If the Supplier fails to give a Delay Notice or Extension of Time Claim in the form or within the time prescribed under this clause 14.3:
(1)	the Principal is not liable for, or in connection with, any Claim by the Supplier; and
(2)	the Supplier is absolutely barred from making any Claim against the Principal, arising out of, or in connection with, the relevant period of delay and the Delay Event.
(k)	The Supplier is entitled to a Claim for a Delay Event in the following circumstances:
(1)	a Principal-caused Delay;

(2)	a direction by the Principal under clause 14.3(h); or
(3)	the Supplier is entitled to costs under clause 14.3(g) or otherwise for delay pursuant to a Variation Order.
(l)	Except as expressly stated in this clause 14.3:
(1)	the Supplier bears all risk of delay and disruption to the progress of the Works; and
(2)	the Supplier is not entitled to make any Claim in respect of delay and disruption to the progress of the Works.
14.4	Delay Liquidated Damages

(a)	If the Supplier fails to reach Delivery by the Date for Delivery of items of Equipment specified in Annexure B as items to which Delay Liquidated Damages apply, the Supplier will be liable to pay to the Principal Delay Liquidated Damages at the applicable Delay Liquidated Damages Rate, set out in Annexure G, for every calendar week (or part thereof on a pro-rata basis) after the Date for Delivery up to and including the actual date of Delivery.

(b)	The payment of Delay Liquidated Damages does not relieve the Supplier of its obligations to perform the Works or any of its other obligations under this Contract.

(c)	Delay Liquidated Damages become due 30 days following the issue of an invoice by the Principal setting out the amount of Delay Liquidated Damages payable by the Supplier to the Principal.

(d)	The Principal may recover the amount of Delay Liquidated Damages on demand from the Supplier, even though Delivery has not occurred.

(e)	If after:
(1)	the Supplier has paid; or
(2)	the Principal has deducted,
Delay Liquidated Damages, the Date for Delivery is extended, the Principal must as soon as practicable repay to the Supplier any Delay Liquidated Damages paid or deducted in respect of the period prior to and including the new Date for Delivery.
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(f)	The Supplier acknowledges that all amounts payable by the Supplier to the Principal under this clause 14.4:
(1)	represent a genuine pre-estimate of the damages (including financing costs) likely to be suffered by the Principal if the Works do not reach Delivery by the Date for Delivery;

(2)	those amounts are not to be construed as a penalty; and

(3)	are the Principal’s sole remedy and the Supplier’s sole liability for delay up to the cap on Delay Liquidated Damages, after which the provisions of clause 30 shall apply.
15	Progress and programming of the Works

15.1	Progress

(a)	Nothing in this clause 15 affects the Supplier’s obligation to achieve Delivery or Delivery Completion by the Date for Delivery.

(b)	The Supplier must not suspend the performance of the whole or any part of the Works except where the suspension is in accordance with clause 30.6.

15.2	Project Program — Minimum Requirements

The Project Program must comply with the requirements in the Technical Specification.

15.3	Project Program Updates

(a)	The Supplier must promptly notify the Principal of any proposed or likely departure by the Supplier from the Project Program.

(b)	The notice under clause 15.3(a) must include an updated Project Program.

(c)	The Supplier agrees that whether or not there is a proposed or likely departure from the Project Program, an updated Project Program will be provided to the Principal at least 5 Business Days prior to each Monthly Progress Meeting.

(d)	Any updated Project Program pursuant to clauses 15.3(b) or 15.3(c) must:
(1)	incorporate:
(A)	the physical achieved progress of all relevant activities, shown as a heavily marked bar line, from which it will be possible to determine readily progress against the schedule;

(B)	the current critical path, distinguished by suitable markings;

(C)	the estimated time to completion of all started but not completed activities;

(D)	provide a four (4) calendar week look ahead bar chart indicating progress for the ensuing four (4) week period;

(E)	any changes in activities, times or sequence of activities by clearly illustrating all changes in activities, times or sequence of activities against each of the original Project Program as at the Commencement Date and the most recently approved Project Program pursuant to clause 15.3(f);

(F)	the Supplier’s planned progress toward Delivery or Delivery Completion; and
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(G)	any other information required pursuant to the Technical Specification; and
(2)	prove the same level of detail, and in the same formats, as the original Project Program
(Updated Project Program).

(e)	The Principal’s Representative will review any Updated Project Program.

(f)	The Principal’s Representative must notify in writing the Supplier and the Principal of its approval or rejection of, or comment on, the Updated Project Program within 10 Business Days of receiving the Updated Project Program.

(g)	On receipt of a notice from the Principal’s Representative in accordance with clause 15.3(f), the Supplier must:
(1)	develop a program to remedy the matters identified in that notice (if any) (Remediation Program); and
(2)	submit the Remediation Program (if necessary) to the Principal’s Representative within 5 Business Days after receipt of that notice.
(h)	Within 10 Business Days of receipt of the Remediation Program, the Principal’s Representative will give notice to the Supplier as to whether the Remediation Program satisfactorily addresses the matters identified in the notice received from the Principal’s Representative under clause 15.3(f).

15.4	Supplier acknowledgement

The Supplier is not entitled to make any Claim as a result of or in relation to:

(a)	the Project Program, Remediation Program or any Updated Project Program; or

(b)	the review, approval or rejection of, or comment on (or failure to do any of the foregoing including a failure to do so correctly), the documents referred to in clause 15.4(a) by the Principal or the Principal’s Representative.

15.5	Progress Meetings

(a)	The Supplier shall provide a project update by telephone to the Principal’s Representative each week, or as required by the Principal, and Principal shall create and issue minutes of the discussion. The Principal will schedule a video or telephone conference to be held each month to review the Supplier Monthly Report. It is expected that for every third in this sequence of meetings (once every calendar quarter) appropriate representatives of the Supplier will travel to Brisbane to hold the review in person.

(b)	At least 5 Business Days prior to each Monthly Progress Meeting, the Supplier must prepare and provide to the Principal a monthly progress report in a form that must include any information required by the Technical Specification or by the Principal acting reasonably (the “Supplier Monthly Report”).

(c)	The Principal will circulate an agenda for each forthcoming Monthly Progress Meeting.

15.6	Directions

(a)	If the Principal or Principal’s Representative gives a direction to comply with the requirements of the Contract, the Supplier must promptly comply with the direction.

(b)	Except as expressly provided elsewhere in the Contract, the cost and time consequence of complying with any direction issued by the Principal or Principal’s Representative will be deemed to:
(1)	be included in the Contract Price;
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(2)	not affect the ability of Supplier to comply with the Performance Guarantees; and
(3)	have been allowed for in the Date for Delivery; and
will not entitle the Supplier to make any Claims in relation thereto.

(c)	All directions given by the Principal or Principal’s Representative must be in writing.

16	Access

(a)	The Supplier must at all reasonable times, after reasonable notice, give the Principal and the Principal’s Representative (and any other person the Principal may require and who is approved by the Supplier, such approval not to be unreasonably withheld) access to any place where the Works are being carried out or Equipment are being prepared or stored including the Manufacturing Facilities.

(b)	The Principal and the Principal’s Representative must at all times comply with the site safety and security requirements of the Supplier or the Subcontractor (as the case may be).

(c)	The Principal must use reasonable endeavours to ensure that the Supplier is not impeded in the performance of the Works by the Principal or the Principal’s Representative while the Principal or the Principal’s Representative are exercising a right of access pursuant to this clause 16.

17	Suspension of the Works

17.1	Suspension by the Principal’s Representative

If the Principal or the Principal’s Representative considers that the suspension of the whole or part of the Works is necessary:

(a)	because of an act or omission of:
(1)	the Principal or the Principal’s Representative; or

(2)	the Supplier;
(b)	for the protection or safety of any person or property; or

(c)	to comply with any Law,

the Principal or the Principal’s Representative may direct the Supplier to suspend the performance of the whole or part of the Works for such time as the Principal or the Principal’s Representative thinks fit.

17.2	Suspension by the Supplier

(a)	If the Supplier wishes to suspend the whole or part of the Works, otherwise than under clause 30.6, the Supplier must obtain the prior written approval of the Principal.

(b)	The Principal may, in the Principal’s absolute discretion:
(1)	approve or reject the suspension; and
(2)	impose any conditions on an approval pursuant to clause 17.2(b)(1).
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17.3	Recommencement of work

(a)	As soon as the reason for any suspension no longer exists, the Supplier must notify the Principal in writing.

(b)	Upon written notice from the Principal, the Supplier must recommence work as soon as reasonably possible on the whole or on the relevant part of the Works.

17.4	Cost of suspension

(a)	Subject to clause 17.4(b):
(1)	any Loss incurred by a party arising out of, or in connection with, a suspension under clauses 17.1 or 17.2 must be borne by the party requesting the suspension.
(b)	If the suspension is pursuant to clause 17.1(a)(1) the Supplier will be entitled to a reasonable extension of time.

18	Delivery Completion and Final Completion

18.1	Delivery Completion

(a)	When the Supplier considers that it has achieved Delivery in accordance with FAS Incoterms (2000) the Supplier must notify in writing the Principal’s Representative and the Principal (Delivery Claim).

(b)	When the Supplier considers that it has achieved Delivery Completion in accordance with FAS Incoterms (2000), the Supplier must notify in writing the Principal’s Representative (Delivery Completion Claim).

(c)	Any Delivery Claim or Delivery Completion Claim must (where relevant) include:
(1)	any document and acknowledgement which is required to be delivered by the Supplier to the Principal pursuant to this Contract (in an electronic format) or, provided the Principal notifies the Supplier no later than 30 days before the relevant Milestone Event, such other evidence otherwise reasonably required by the Principal’s Representative to make its assessment. For the removal of doubt, any acknowledgements, documents or similar evidence that are not readily available to the Supplier (meaning it would take greater than 30 days or cost more than $5,000 to produce) must be the subject of a Variation Order by the Principal in accordance with clause 13;

(2)	the Critical Documents (in an electronic format) (except the MDR (Manufacturing Data Report of the Supplier) which is to follow no later than 30 days after the Delivery Completion;

(3)	all necessary and relevant spare parts and special tools required by the Technical Specification have been delivered by the Supplier to the Principal; and

(4)	all other information which, in the opinion of the Principal’s Representative, is necessary for the safe operation of the Equipment; and

(5)	full and substantiated results for all tests which the Supplier is required to perform under this Contract prior to Delivery or Delivery Completion including the Delivery Tests.
(d)	When the Principal’s Representative is satisfied (acting reasonably) that Delivery Completion has been achieved, the Principal’s Representative must issue a Delivery Completion Certificate.
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(e)	Commercial use of the Equipment by the Principal for a period of up to six (6) months following issue of the Installation Completion Certificate will not relieve the Supplier from:
(1)	any obligation to complete or make good any Defect notified by the Principal to the Supplier pursuant to this clause during the Warranty Period; or
(2)	full responsibility and liability for the performance and completion of the Works, and all other obligations on the part of the Supplier, pursuant to this Contract.
18.2	Final Completion

(a)	Final Completion shall be when the Warranty Period has expired and all notified Defects have been rectified by the Supplier (Final Completion). Immediately (or as soon as reasonably practicable) on achievement of Final Completion the Principal’s Representative must issue a Final Completion Certificate.

18.3	Risk in and title to the Equipment

(a)	Risk in the Equipment shall pass on Delivery.

(b)	Title in each item of Equipment shall pass upon the earlier of Delivery or Delivery Completion.

19	Performance Guarantees, Testing and Acceptance

19.1	Performance Guarantees

The Supplier warrants that the Equipment will achieve the Performance Guarantees at the Performance Test Acceptance Date (and no later than the Sunset Date) provided:

(a)	the Supplier has issued an Installation Completion Certificate or, if the Supplier fails to issue an Installation Completion Certificate, it is determined under clause 30 of Annexure D that the Equipment was installed in accordance with the Installation Manual and any other instructions given by the Installation and Commissioning Manager; and

(b)	the Equipment is properly commissioned and tested in accordance with the Commissioning Manual and any other instructions given by the Installation and Commissioning Manager.

19.2	Principal’s role during installation and commissioning

The Principal will:

(a)	install the Equipment in accordance with the Installation Manual and any other instructions given by the Installation and Commissioning Manager from time to time;

(b)	commission the Equipment in accordance with the Commissioning Manual and any other instructions given by the Installation and Commissioning Manager from time to time; and

(c)	engage the Supplier under a separate agreement to provide Installation, Commissioning and Management services.

19.3	Demonstrating achievement of Performance Guarantees

(a)	Upon completion of installation and commissioning the Supplier shall issue an Installation Completion Certificate to the Principal. Within 10 Business Days (or as soon as reasonably practicable thereafter) the Principal shall issue to the Supplier a written notice to proceed with Commissioning and Performance Testing and the Supplier must immediately (or as soon as reasonably practicable) commence Commissioning and perform each Performance Test in accordance with this Contract.
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The Principal shall provide reasonable access to the Supplier to enable the Supplier to perform the Performance Tests as soon as reasonably practicable following Commissioning.

(b)	Subject to clause 19.4, achievement of the Performance Guarantees will only be demonstrated by successful performance of the Performance Tests.

(c)	Without limiting any provision of this Contract, the Supplier must achieve the Performance Guarantees as soon as possible after receipt of a notice under clause (a) and in any event before the Sunset Date.

(d)	If, after Commissioning is complete, the Principal fails to allow the Supplier to perform any Performance Test then after a period of 6 months, the Equipment shall be deemed to have been accepted and the Principal must issue a Performance Test Acceptance Certificate to the Supplier.

(e)	If after 24 months from Delivery Completion the Principal fails to install the Works and allow the Supplier access to perform the Performance test then the Equipment shall be deemed to have been accepted and the Principal must issue a Performance Test Acceptance Certificate to the Supplier.

19.4	Test Results

The Supplier must provide to the Principal full and substantiated test results for all Performance Tests (including a repeat Performance Test), within 10 Business Days after completion of the relevant test.

19.5	Performance Test Acceptance

When the Performance Guarantees have been achieved by successful performance of the Performance Tests in accordance with the Technical Specification (Performance Test Acceptance) then the Principal’s Representative must issue a Performance Test Acceptance Certificate not later than 10 Business Days from receipt of the Performance Test results.

19.6	No adjustment following Performance Test

Except with the prior written consent of the Principal (in the Principal’s absolute discretion), the Supplier will not adjust (and will not allow the adjustment of) any part of the Equipment following completion of Performance Tests (including a repeat Performance Test) which, in the opinion of the Principal, could effect or impact upon the ability of the Equipment to pass that Performance Test and achieve the relevant Performance Guarantee.

19.7	Outcomes of Performance Testing

Following Performance Testing, these procedures will apply:

(a)	Where the Equipment fails to achieve the relevant Performance Guarantee:
(1)	The Supplier may elect (within no more than 3 days) whether to repeat the relevant Performance Test in order to demonstrate satisfaction of the Performance Guarantee (for the avoidance of doubt, provision of Supplier’s personnel shall be at its sole cost and expense);

(2)	The Supplier may repair, rectify or alter the Equipment and then repeat the relevant Performance test in order to demonstrate satisfaction of the Performance Guarantee, provided such rectification works are carried out in a timely manner (being no later than 30 days from the initial Performance Test or such other time as agreed by the Principal’s Representative);
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(3)	Except where the Performance Shortfall is above or below the minimum parameters set out in clause 2.2.3 of the Technical Specification (in which case, the Supplier must put right the Equipment as set out therein and re-test), the Supplier may elect to pay the Performance Guarantee Payments, following which the Principal must issue a Performance Test Acceptance Certificate; and the Supplier shall have no ongoing liability for meeting the Performance Guarantee; or

(4)	If the cause of such failure was due to causes other than a deficiency in the Work of the Supplier, the Principal shall be obligated to take at its cost such measures as are necessary and appropriate to eliminate such cause or causes and shall bear the costs associated with correction and retesting.
(b)	Where the Equipment achieves the relevant Performance Guarantee:
(1)	The Principal must issue a Performance Test Acceptance Certificate; and
(2)	The Supplier shall have no ongoing liability for meeting the Performance Guarantee.
19.8	Repeat Performance Tests

(a)	Following any repeat Performance Tests (after the initial Performance Test) where the Equipment fails to achieve the relevant Performance Guarantee,
(1)	Where the Performance Shortfall relates to power consumption, the Supplier may repair, rectify or alter the Equipment and then repeat the relevant Performance test in order to demonstrate satisfaction of the Performance Guarantee, provided such rectification works are carried out in a timely manner (being no later than 30 days from the initial Performance Test or such other time as agreed by the Principal’s Representative); or
(2)	Except where the Performance Shortfall is above or below the minimum parameters set out in clause 2.2.3 of the Technical Specification (in which case, the Supplier must put right the Equipment as set out therein and re-test), the Supplier may elect to pay the Performance Guarantee Payments, the Principal must issue a Performance Test Acceptance Certificate; and the Supplier shall have no ongoing liability for meeting the Performance Guarantee.
(b)	Following any repeat Performance Tests (after the initial Performance Test) where the Equipment achieves the relevant Performance Guarantee :
(1)	The Principal must issue a Performance Test Acceptance Certificate; and
(2)	The Supplier shall have no ongoing liability for meeting the Performance Guarantee.
19.9	Failure to perform a Performance Test

If the Supplier fails to perform any Performance Test in accordance with this Contract:

(a)	the Principal may engage suitably qualified consultants to perform that Performance Test at a date and time determined by the Principal; and

(b)	the cost incurred by the Principal in engaging the consultant referred to in clause 19.9(a) to perform the Performance Test will be a debt due and payable immediately from the Supplier to the Principal.

19.10	Payment of Performance Guarantee Payments

(a)	If Performance Guarantee Payments are payable by the Supplier to the Principal pursuant to clause 19.7 and 19.8, the Principal must submit an invoice to the Supplier specifying the Performance Guarantee Payments to be paid by the Supplier. The
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Performance Guarantee Payments specified in such invoice become due 30 days after the issue of such invoice.

(b)	The payment of Performance Guarantee Payments does not relieve the Supplier of its obligations to perform the Works or any of its other obligations under this Contract (other than as expressly set out in clause 19.7 and 19.8).

(c)	The Supplier acknowledges that all amounts payable by the Supplier to the Principal under this clause 19.10:
(1)	represent a genuine pre-estimate of the damages likely to be suffered by the Principal if the Performance Guarantees are not met; and
(2)	those amounts are not to be construed as a penalty.
(d)	If the Supplier’s liability for Performance Guarantee Payments is deemed to be or becomes void, voidable or unenforceable in any way so as to disentitle the Principal from claiming Performance Guarantee Payments, then:
(1)	the Principal is entitled to claim against the Supplier damages at Law as an alternative to Performance Guarantee Payments for failure to meet a Performance Guarantee; and
(2)	the limitation of Performance Guarantee Payments as specified in clause 27(a)(2) will apply to any amount recovered by the Principal under clause 19.10(d)(1).
19.11	Performance Test at end of Warranty Period

The Principal may perform a Performance Test at the end of the Warranty Period at its own cost and risk and If the performance of the Equipment has deteriorated below the performance levels specified in Annexure D the Principal and Supplier will meet in good faith to discuss and determine the reasons for the deterioration (for the removal of doubt, the Principal will engage the Supplier under a separate contract for this purpose).

20	Warranty Period

20.1	Warranty Period
Subject to clause 20.2(e), the Warranty Period for the Equipment commences on the last Delivery Completion Date and expires upon the earlier of:
(a)	24 months after the Delivery Completion Date;

(b)	12 months after the Performance Test Acceptance Date; or

(c)	12 months after the start up of commercial operation of the Equipment by the Principal.

If the Equipment is not operational due to a Defect that delays Commissioning or Performance Tests by more than 60 days, then the Warranty Period shall be 12 months from the Performance Test Acceptance Date, notwithstanding that the Warranty Period may have expired under this clause.

In any event the Warranty Period shall not exceed 36 months from Delivery Completion Date or 60 months from the Contract Execution Date.

20.2	Defects at the Delivery Completion Date and during the Warranty Period

(a)	Without limiting clause 20.2(b), as soon as possible after the last Delivery Completion Date, the Supplier must rectify any Defects in the Works existing at the Delivery Completion Date.
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(b)	If at any time during the Warranty Period a Defect becomes apparent the Principal shall, as soon as reasonably practicable and wherever possible within 10 Business Days, notify the Supplier and may direct the Supplier to promptly rectify any Defect:
(1)	in the Works existing at the Delivery Completion Date; or
(2)	which becomes apparent before the expiration of the Warranty Period.
(c)	The direction:
(1)	must identify the Defect; and

(2)	must state a reasonable date by which the Supplier must complete the rectification work; and

(3)	may state a reasonable date by which the rectification work must commence.
(d)	Upon notification of a Defect, the Supplier may elect to either repair the Defect itself or arrange for the Equipment to be replaced by a similar part at the Supplier’s expense.

(e)	Freight costs for shipping of Equipment to and from the Supplier’s premises during the Warranty Period shall be borne equally by the Supplier and Principal.

(f)	In respect of all rectification work performed by the Supplier pursuant to this clause 20.2, a separate Warranty Period in respect of that rectification work will:
(1)	commence on the date that rectification work is completed; and
(2)	expire 12 months after the date referred to in clause 20.2(f)(1).
20.3	Time for performing Defect rectification

If it is necessary for the Supplier to carry out rectification work, the Supplier must do so at times and in a manner which cause as little inconvenience to the occupants or users of the Equipment as is reasonably possible, and having regard to the operational and commercial requirements of the Equipment.

20.4	Access for rectification of Defects

If the Supplier is required to carry out rectification work, the Principal must at its cost:

(a)	provide the Supplier with; or

(b)	procure for the Supplier,

reasonable access to the defective or non-conforming part of the Works.

20.5	Failure to remedy Defects

(a)	If the Supplier fails to take steps to remedy (or within a reasonable time rectify) any Defect existing at Delivery Completion or being the subject of a direction pursuant to clauses 20.2 or 20.6:
(1)	by the time required under the written direction given to the Supplier pursuant to clause 20.2;

(2)	in the case of a Defect existing at Delivery Completion, the time required under clause 20.2(a); or

(3)	in the case of clause 20.6, the time required by clause 20.6, then the Principal may, in its absolute discretion, by notice in writing to the Supplier remedy the Defect at the sole risk and expense of the Supplier:
(4)	without prejudice to any other rights that the Principal may have against the Supplier in respect of the Defect; and
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(5)	the cost of rectification work incurred by the Principal will be a debt due and payable immediately from the Supplier to the Principal.
(b)	The provisions of this clause 20.5 and the remedies incorporated for the benefit of the Principal are in addition to and will not prejudice any other warranty, condition or remedy incorporated in this Contract.
20.6	Urgent rectification
(a)	The Principal or the Principal’s Representative may at any time during the Warranty Period determine and notify the Supplier of any remedial, protective, repair or other work urgently required to prevent loss or damage to:
(1)	any part of the Works;
(2)	any other property;
(3)	prevent disruption of any part of the Works or the business of the owner of the Equipment; or
(4)	prevent personal injury,
as a result of or in relation to a Defect.

(b)	If the Supplier receives notice from the Principal or the Principal’s Representative pursuant to clause 20.6(a), the Supplier must as soon as possible, at its own expense, promptly, diligently and fully carry out, perform and undertake all work identified by the Principal or the Principal’s Representative in respect of the Works.

21	Laws and Authorisations

21.1	Inconsistencies

(a)	If a Law is inconsistent with a provision of this Contract, as soon as the Supplier discovers the inconsistency, the Supplier must notify the Principal in writing specifying that inconsistency.

(b)	Any inconsistent Law will:
(1)	to the maximum extent permitted by that Law, be read down or ‘contracted out of’ so that the terms and conditions of this Contract take precedence; and
(2)	to the extent that clause 21.1(b) does not apply, prevail over the terms of this Contract to the extent of the inconsistency, and the terms of this Contract will be deemed to be amended to the minimum extent necessary to prevent the inconsistency.
(c)	The Supplier is not entitled to any Claim, adjustment of the Contract Price or extension of time arising out of, or in connection with, any inconsistency between a Law and a provision of this Contract.

21.2	Authorisations

(a)	The Supplier must obtain all Authorisations (other than the Principal Authorisations) which are necessary for the performance of the Works.

(b)	The Supplier must bear the cost of obtaining all Authorisations under clause 21.2(a) and is not entitled to any Claim, adjustment of the Contract Price, or extension of time in respect of obtaining or failing to have obtained such Authorisations.

(c)	The Supplier must, at its own cost:
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(1)	do all things necessary, including complying with all Laws, to keep the Authorisations valid and effective (including payment of any charges);
(2)	take all steps necessary to renew or extend the Authorisations when appropriate;
(3)	do nothing that is likely to prejudice or result in the cancellation, limitation or imposition of any adverse conditions on the Authorisations; and
(4)	immediately notify and copy all notices, requisitions and other correspondence relevant to the Equipment or the Works received in respect of the Authorisations to the Principal.
(d)	The Supplier must provide evidence to the Principal and the Principal’s Representative that it has obtained and continues to maintain all Authorisations which are necessary for the performance of the Works if requested at any time by either the Principal’s Representative or the Principal.

(e)	The Principal and the Principal’s Representative must not do anything which causes the Supplier to breach any Authorisation.

(f)	The Supplier will provide the Principal with copies of any material correspondence (including any notices of any breach or departure from the Authorisation or similar correspondence) sent to or received from any Government Agency or any other entity arising out of or in connection with the Authorisations.

(g)	The Supplier must use best endeavours to assist the Principal in obtaining any Principal Authorisations, in terms of providing any relevant or necessary technical information or as otherwise directed by the Principal. If the requirement for documentation or technical information that has to be developed specifically to satisfy the request then the cost of preparing the documentation or technical information shall be treated as a Variation.

22	Taxes

22.1	Liability for Taxes

(a)	The Contract Price is exclusive of any goods and services (“GST”) or value added (“VAT”) taxes that may be payable under this Contract.

(b)	The Supplier will make all reasonable efforts to ensure that the supply of the Equipment is VAT-free under applicable VAT laws in each jurisdiction in which the Supplier performs the Works or makes a delivery to the Principal.

(c)	Subject to clauses 22.1(a), (e) and (f), the Supplier will be responsible for the payment of all Taxes incurred or arising from the performance of the Works or the delivery of the Equipment on an FAS (Incoterms (2000)) basis, regardless of where that delivery takes place.

(d)	The Principal will be responsible for the payment of all Taxes incurred or arising after delivery of the Equipment on an FAS (Incoterms (2000)) basis.

(e)	The Supplier’s liability to pay all Taxes under this clause (e) does not include a liability to pay income tax of the Principal.

(f)	The Principal must pay any registration and stamping costs arising out of or in connection with this Contract.

22.2	Export of Equipment

(a)	It is acknowledged as between the Supplier and the Principal that, to the extent that the conditions in paragraph (b) are satisfied, any supply made by the Supplier to the Principal
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under this Contract is to be zero-rated for the purposes of Section 30 of the Value Added Tax Act 1994 (United Kingdom) (“VAT Act”).

(b)	The conditions that must be satisfied for the purposes of paragraph (a) are:
(1)	the goods the subject of any supply under the Contract are exported from the European Community (“EC”) not more than three (3) months after the ‘time of supply’ (as that term is defined for the purposes of the VAT Act).
(2)	the Principal provides to the Supplier sufficient documentation to prove that the goods were exported from the EC within the required time referred to in sub-paragraph (b)(1) and the documentation is provided by the Principal not more than three (3) months after the time of supply; and
(3)	the goods must not be used between the time of delivery by the Supplier and the export of the goods from the EC.
(c)	For the purposes of sub-paragraph (b)(2), the documentation that the Principal provides to the Supplier will be sufficient if it is in accordance with the requirements set out in Paragraph 6 of Public Notice 703: Export of goods from the United Kingdom (August 2006).

(d)	Both the Supplier and the Principal agree to apply their best endeavours to ensure that the requirements set out in paragraph (b) are satisfied. The Principal undertakes to pay any VAT due in the event that such requirements are not satisfied by the Principal in breach of this sub-clause.

23	Assignment and subcontracting

23.1	Assignment

(a)	The Supplier must not, without the prior written consent of the Principal, assign or novate this Contract or assign any payment or any other right, benefit or interest under this Contract.

(b)	The Principal must not, without the prior written consent of the Supplier (consent not to be unreasonably withheld), assign or novate this Contract or assign any payment or any other right, benefit or interest under this Contract.

23.2	Subcontracting

(a)	The Supplier may not subcontract the whole of the Works.

(b)	The Supplier may only subcontract a part of the Works:
(1)	with the prior approval of the Principal (such approval not to be unreasonably withheld or delayed); and
(2)	in accordance with clause 23.3.
23.3	Subcontractor warranties

(a)	The Supplier must, by using its reasonable endeavours:
(1)	obtain warranties on commercially available terms for all Equipment from the Subcontractors who manufacture or supply the Equipment;
(2)	ensure that the benefit of those warranties are assignable to the Principal or its nominee; and
(3)	in the event of termination of this Contract, assign the benefit of those warranties to the Principal (or its nominee) where requested by the Principal.
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(b)	For the purpose of this clause only, the Supplier appoints the Principal as its attorney with authority to execute the assignment of the warranties referred to in clause 23.3(a)(3), but for no other purpose.

23.4	Subcontract provisions

The Supplier must ensure that all Subcontracts contain provisions which permit the Principal to exercise its rights under this Contract including its rights under clauses 11 and 12.

23.5	Supplier’s responsibility

(a)	The Supplier must only employ, in activities connected with the Works, persons or Subcontractors who are careful, skilled and experienced in their respective trades and professions.

(b)	Any subcontract entered into by the Supplier does not relieve the Supplier from any obligation under this Contract and does not create or impose any obligation or liability on the Principal.

(c)	The Supplier is liable to the Principal for acts and omissions of Subcontractors and employees, agents of Subcontractors and Subcontractors of Subcontractors as if they were acts or omissions of the Supplier.

23.6	Conduct of personnel

(a)	The Principal or the Principal’s Representative may direct the Supplier to have removed from the Site or from any activity connected with the Works, within such time as the Principal or the Principal’s Representative directs, any person employed in connection with the Works, in the reasonable opinion of the Principal or the Principal’s Representative:
(1)	is guilty of misconduct or is incompetent or negligent; or
(2)	is considered to be carrying out any work in an unsafe or unsatisfactory manner such that the safety of any person or property may be prejudiced.
(b)	Where a direction under this clause 23.6 is given the Supplier must ensure that there is no interruption to the Works.

24	Confidential Information

24.1	Non disclosure

Subject to clause 24.2, neither party may disclose Confidential Information of the other party without the prior written consent of the other party (which consent must not be unreasonably withheld).

24.2	Permitted disclosure

Either party may disclose Confidential Information of the other party which:

(a)	at the time of disclosure is in the public domain, but not as result of a breach of clause 24.1;

(b)	is required to be disclosed for the purposes of performing its obligations under this Contract;

(c)	is required to be disclosed to its professional advisers, bankers or financial advisers; or
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(d)	is required to be disclosed by Law, court order or the listing rules of a stock exchange on which a party’s shares are listed.

24.3	Confidentiality undertakings

If either party’s Subcontractors or consultants requires further disclosure of Confidential Information of the other party to be made to its Subcontractors or consultants for the purposes of performing its obligations under this Contract, that party must procure confidentiality undertakings (on terms satisfactory to the other party) from its Subcontractors or consultants in relation to that disclosure.

24.4	Return of Confidential Information

Either party must return to the other party any Confidential Information of the other party on demand, except to the extent that the Confidential Information is incorporated in documents which a party is required to retain under any Law.

24.5	Survival

This clause 24 survives the expiry or termination of this Contract, regardless of the cause of that expiry or termination.

24.6	Media releases

The Supplier must not issue any information, publication, document or article for publication concerning the Equipment or the Works in any media without the prior written approval of the Principal, who may place conditions on such approval. The Supplier must refer any enquiries concerning the Equipment or the Works from any media to the Principal as soon as reasonably practicable.

25	Intellectual Property Rights

25.1	Conduct of Claims

The Principal must co-operate with Supplier in Supplier’s conduct of any infringement claim, and must not compromise any claim or make any admissions of liability.

25.2	Intellectual Property Rights granted to the Principal

The Supplier grants to the Principal a non-exclusive, perpetual, irrevocable, worldwide and royalty free licence to use, adapt or modify (and sub-license others to use, adapt or modify) the Intellectual Property Rights in the Documents, As-Built Drawings, Critical Documents and Equipment, for the purposes of completing the design, construction, testing and commissioning, operating, maintaining, upgrading, augmenting, sale or re-financing of the Equipment and performing the Works.

25.3	Survival of rights

The rights and obligations of the parties under this clause 25 survive expiry or termination of this Contract.
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26	Damage to persons and property and indemnities

26.1	Protection of people and property

The Supplier must provide all things and take all measures necessary to protect people and property and, in particular, comply with all Workplace Health and Safety Legislation and take full responsibility for the adequacy, stability and safety of all methods of manufacture and operation.

26.2	Loss or damage to the Equipment

(a)	If loss or damage occurs to the Equipment during the period the Equipment is at the Supplier’s risk pursuant to clause 18.3, the Supplier must at the Supplier’s cost rectify such loss or damage so that the Equipment conforms in every respect with the provisions of this Contract.

(b)	If the Supplier fails to rectify such damage or loss referred to in clause 26.2(a):
(1)	where the Principal advises a time period for such rectification, within that time period; or
(2)	where clause 26.2(b)(1) does not apply, as soon as possible, then the Principal may, in its absolute discretion, by notice in writing to the Supplier:
(3)	treat the matter as a Supplier Event of Default; or

(4)	remedy the loss or damage at the sole risk and expense of the Supplier:
(A)	without prejudice to any other rights that the Principal may have against the Supplier in respect of the loss or damage; and

(B)	the cost of rectification work incurred by the Principal will be a debt due and payable immediately from the Supplier to the Principal.
(c)	The provisions of this clause 26.2 and the remedies incorporated for the benefit of the Principal are in addition to and will not prejudice any other warranty, condition or remedy incorporated in this Contract.

26.3	Indemnity from the Supplier

(a)	The Supplier indemnifies, and holds harmless, the Principal against any Loss or Claim arising under, out of, or in connection with:
(1)	any breach or failure to observe any of the obligations, agreements and conditions to be observed and performed under this Contract by the Supplier;
(2)	Loss of or damage to any property of the Principal or any property of any third party, real or personal, caused by arising out of or in connection with the execution of the Works or any activity for which the Supplier is directly responsible (including remedying any Defect); and
(3)	in respect of personal injury (which expression includes illness) or death of any person caused by, arising out of, or in connection with, the execution of the Works or any activity for which the Supplier is directly responsible (including the remedying of any Defect).
(b)	This clause (b) does not apply to exclude any other right of the Principal to be indemnified by the Supplier.
(c)	The indemnity in clause 26.3(a) shall not exceed the total aggregate of the amount set out in item 18 of Annexure A.
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26.4	Urgent protection

(a)	If urgent action is necessary to protect, prior to FAS Delivery, the Equipment, other property or people and the Supplier fails to take such action, in addition to any other remedies of the Principal:
(1)	the Principal or the Principal’s Representative may take the necessary action; and
(2)	the reasonable cost incurred by the Principal or the Principal’s Representative in the circumstances will be a debt due and payable immediately from the Supplier to the Principal.
(b)	If time permits, the Principal or the Principal’s Representative (as the case may be) will give the Supplier prior written notice of the intention to take action under this clause 26.4.

27	Limit on liability

(a)	The maximum liability of the Supplier for:
(1)	Delay Liquidated Damages pursuant to clause 14.4 of Annexure D will in no event exceed a total aggregate of the amount set out in item 16 of Annexure A;
(2)	Performance Guarantee Payments in respect of the Equipment pursuant to clause 19.10 will in no event exceed a total aggregate of the amount set out in item 17 of Annexure A
(b)	The maximum aggregate liability for Delay Liquidated Damages and Performance Guarantee Payments will not exceed % of the Contract Price.

(c)	The maximum liability of the Supplier arising out of or in connection with this Contract will in no event exceed a total aggregate of the amount set out in item 18 of Annexure A (“Liability Limitation”).

(d)	The Liability Limitation does not apply to any liability of the Supplier for or in respect of:
(1)	Completion of the Works;

(2)	Delay Liquidated Damages and Performance Guarantee Payments; or

(3)	the wilful misconduct, the wilful default, wilful neglect, fraud or negligence of the Supplier or any Subcontractors.
(e)	Except as provided in clause 27(f), no party will be liable for any Excluded Loss arising out of or in connection with this Contract.
(f)	Notwithstanding any other provision of the Contract the Supplier’s only liability for Excluded Loss is to the extent:
(1)	Delay Liquidated Damages or Performance Guarantee Payments (including any at Law damages pursuant to clause 19.10(d) of Annexure D) may be construed or are intended to cover such Excluded Loss; or
(2)	such Excluded Loss is caused by the wilful misconduct, the wilful default, wilful neglect or fraud of the Supplier or any Subcontractors.
Oxygen Plant Supply Contract     page 49

28	Insurances

28.1	Insurances to be effected

(a)	From the Commencement Date, the Supplier must effect and maintain, or cause to be effected and maintained, the following:
(1)	insurance covering loss or damage to the Equipment for a minimum of amount set out in item 10 of Annexure A;
(2)	public and product liability insurance covering claims in respect of:
(A)	loss of, destruction or damage to, real or personal property; and

(B)	injury to, or disease or death of, persons, arising out of or in connection with the Works for a minimum of amount set out in item 11 of Annexure A; and
(3)	employer’s liability and workers’ compensation insurance.
(b)	The Supplier must maintain the insurances referred to in clause 28.1(a) until:
(1)	in the case of the insurance referred to in clause (a)(1), the Delivery Completion Date; and
(2)	in the case of the insurance referred to in clauses (a)(2) and (a)(3), the expiry of the Warranty Period.
28.2	General insurance requirements

(a)	All insurances to be effected by the Supplier under this Contract must:
(1)	be effected with a reputable insurer;

(2)	be on the terms required by this clause 28.2; and

(3)	Where practicable, note the interests of the Principal under this Contract (the Principal is not required to be named as an additional insured); and
(b)	The Supplier must give to the Principal a certificate from its brokers confirming the currency of the insurance issued during the term of this Contract.

28.3	Excesses

The Supplier will be responsible for the payment of any excesses or deductibles under any policy of insurance to be effected and maintained pursuant to this Contract.

28.4	Effect of insurance

The effecting of any insurance by the Supplier in accordance with this clause 28 does not in any way relieve the Supplier of any of its obligations or indemnities provided by the Supplier under this Contract.

29	Force Majeure

(a)	Neither party shall be liable for any failure or delay in performance of the Contract (other than an obligation to pay money) to the other party for a Force Majeure Event to the extent that the Force Majeure Event causes that delay or failure.
Oxygen Plant Supply Contract     page 50

(b)	The Principal may terminate this Contract upon 15 Business Days’ notice in the event of a delay in the performance of the Works exceeding 180 days in total which is caused by a Force Majeure Event.

(c)	If this Contract is terminated under clause 29(a) neither party will have any:
(1)	liability to each other; or

(2)	Claim against the other,
in respect of any such termination of this Contract provided that such termination will not affect any rights and obligations which may have accrued prior to the commencement of the Force Majeure Event.

30	Default and termination

30.1	Supplier Event of Default

If the Supplier commits a Supplier Event of Default, the Principal may give the Supplier a written notice requiring the Supplier to remedy the Supplier Event of Default (Supplier Default Notice).

30.2	Supplier Default Notice

A Supplier Default Notice must:

(a)	state that it is a Supplier Default Notice;

(b)	specify the alleged Supplier Event of Default; and

(c)	specify a time and date by which the Supplier must remedy or have demonstrably commenced steps to remedy the Supplier Event of Default (which time must allow at least 10 Business Days, and otherwise may be set in the Principal’s absolute discretion).

30.3	Rights of the Principal

(a)	On giving a Supplier Default Notice, and if the Supplier has failed to take steps to remedy within the time specified in the Notice of Default, the Principal may suspend payments to the Supplier until the date on which the Supplier remedies the Supplier Event of Default.

(b)	The Principal must immediately lift any suspension pursuant to clause 30.3(a) if the Principal remedies the Supplier Event of Default or overcomes the effects of the Supplier Event of Default.

(c)	If the Supplier fails to remedy the Supplier Event of Default within 20 Business Days of the of the date of suspension , the Principal may by written notice to the Supplier terminate this Contract.

30.4	Principal Event of Default

If the Principal commits a Principal Event of Default, the Supplier may give the Principal a written notice requiring the Principal to remedy the Principal Event of Default (Principal Default Notice).

30.5	Principal Default Notice

(a)	A Principal Default Notice must:
(1)	state that it is a Principal Default Notice; and
(2)	detail the alleged Principal Event of Default.
Oxygen Plant Supply Contract     page 51

(b)	If the Supplier gives the Principal a Principal Default Notice, the Principal must comply with the Principal Default Notice.

30.6	Rights of the Supplier

(a)	If within 15 Business Days after the Principal has received a Principal Default Notice pursuant to clause 30.5 the Principal fails to remedy the Principal Event of Default or overcome the effects of the Principal Event of Default, the Supplier may by written notice to the Principal suspend the whole or any part of the Works.

(b)	The Supplier must immediately lift any suspension pursuant to clause 30.6(a) if the Principal remedies the Principal Event of Default or overcomes the effects of the Principal Event of Default.

(c)	If the Principal fails to remedy the Principal Event of Default or overcome the effects of the Principal Event of Default within 20 Business Days of the date of suspension under clause 30.6(a), the Supplier may by written notice to the Principal terminate this Contract.

30.7	Insolvency Event

If an Insolvency Event occurs either party may terminate this Contract immediately by giving written notice to the other party.

30.8	Rights of Principal following Termination

If the Principal terminates this Contract in accordance with clause 30.3(c) or 30.7, the Principal may elect to exercise its rights under the following provisions:

(a)	The Principal may employ and pay other persons to complete the Works. The Principal or those other persons may enter onto the Delivery Point and the Site and use all Equipment, Documents, As-Built Drawings and Critical Documents and do anything else necessary for completion of the Works.

(b)	The Supplier, if required by the Principal within 10 Business Days of termination, must novate to the Principal or its nominee without payment the benefit (including warranties and guarantees) of any subcontracts or agreements for the supply of materials or parts of Equipment or for the execution of any work for the purposes of this Contract. The Supplier, for the purposes of that novation, irrevocably appoints the Principal as its attorney with full power and authority to execute that novation on behalf of the Supplier. The novation must be on terms reasonably required by the Principal.

(c)	The Principal may pay (but is under no obligation to do so):
(1)	the hirer or supplier of any materials or Equipment; or

(2)	any Subcontractor of the Supplier,
for any materials or Equipment delivered or work executed for the purposes of this Contract (whether before or after the date of termination).

(d)	Payments made in connection with or arising out of clause 30.8(a), (b) or (c) may be deducted or paid from (in reverse priority):
(1)	the proceeds of any Performance Security; or
(2)	any sum due or payable to Supplier.
(e)	The Supplier must complete (to the extent not already completed) and provide a copy of all Documents, As-Built Drawings and Critical Documents for the Equipment within 15 Business Days of termination.

(f)	The Principal will be entitled to be immediately paid or, to the extent not paid, to immediately deduct from the Performance Security any amount owing to the Principal in relation to this Contract, including Performance Guarantee Payments or Delay Liquidated Damages.
Oxygen Plant Supply Contract     page 52

(g)	As soon as is reasonable after all of the Performance Guarantees have been achieved, having regard to the rights of the Principal under this clause 30.8, the Principal must ascertain:
(1)	the amount of costs properly incurred by it in bringing the Works to a stage where the Performance Guarantees were satisfied and the amount of any loss or damage caused to the Principal by the termination; and
(2)	any other liability of the Supplier to the Principal under this Contract, including any Delay Liquidated Damages and Performance Guarantee Payments accrued but not paid.
(h)	If such amounts when added to the moneys paid to the Supplier before the date of termination result in a total amount in excess of that which would have been otherwise payable to the Supplier under this Contract for the performance of the Works, then the difference will be a debt due and payable to the Principal by the Supplier, but in any event shall not exceed 110% of the Contract Price.

(i)	The Principal’s rights at law, in equity or otherwise consequential upon termination of this Contract are in no way limited or derogated from by clause 30.3 and this clause 30.8 is entirely without prejudice to those rights.

(j)	Notwithstanding any other provision of this Contract, all undrawn Performance Security provided by the Supplier will be released by the Principal on payment of any amounts properly due to the Principal under this clause 30.

30.9	Termination payments

If the Supplier terminates this Contract in accordance with clause 30.6(c), the Supplier’s sole entitlement will be to be paid by the Principal:

(a)	the value of that proportion of the Works completed but not paid for by the Principal to the Supplier when this Contract was terminated;

(b)	subject to the Supplier taking all reasonable steps to mitigate such costs, the cost of materials and equipment reasonably ordered by the Supplier and which the Supplier is liable to accept, but only if:
(1)	such materials and equipment will become the Principal’s property;
(c)	subject to the Supplier taking all reasonable steps to mitigate such costs, the recovery of such other costs reasonably and necessarily incurred by the Supplier prior to the date of termination in the expectation of completing the Works (including subcontract break fees) and not included in any other payment by the Principal to the Supplier.

30.10	Return of Property

On termination of this Contract for any reason, the Supplier must return as soon as reasonably practicable to the Principal any property of the Principal in the possession of the Supplier, its employees, agents or Subcontractors.

31	Notification of Claims

31.1	Notices of other claims

Except for Claims for:

(a)	an extension of time under clause 14.3;

(b)	payment under Annexure B; or

(c)	a Variation under clause 12,
Oxygen Plant Supply Contract     page 53

where notice is already dealt with pursuant to the aforementioned clauses, the Supplier must give the Principal and the Principal’s Representative the notices required by clause 31.2 if it wishes to make a Claim against the Principal in respect of any matter (including a breach of this Contract by the Principal) under, arising out of, or in connection with, the Works, the Equipment or this Contract.

31.2	Prescribed notices

The notices referred to in clause 31.1 are:

(a)	a written notice within 10 Business Days after the Supplier first becoming aware of the matter in respect of which the Claim is based expressly specifying:
(1)	that the Supplier proposes to make a Claim; and
(2)	the matter in respect of which the Claim will be based; and
(b)	a written notice within 20 Business Days after giving the written notice under clause 31.2(a), which must include:
(1)	particulars concerning the matter in respect of which the Claim is based;
(2)	the legal basis for the Claim, whether based on a provision of this Contract or otherwise, and if based on a provision of this Contract, clearly identifying the specific provision;
(3)	the facts relied on in support of the Claim in sufficient detail to permit verification; and
(4)	details of the amount claimed and how it has been calculated.
31.3	Continuing events

If the matter in respect of which the Claim under clause 31.1 is based or the consequences of the matter are continuing, the Supplier must continue to give the information required by clause 31.2(b) every 20 Business Days after the written notice under clause 31.2(b) was submitted or given to the Principal and the Principal’s Representative, until after the matter in respect of which the Claim is based has, or the consequences of it have, ceased.

32	Dispute resolution

32.1	Dispute

(a)	If a Dispute arises between the Supplier and the Principal or the Supplier and the Principal’s Representative, then the Dispute will be dealt with in accordance with this clause 32.

(b)	Unless a party has complied with the procedure to resolve a Dispute by negotiation of the Dispute under clause 32.2, that party may not commence dispute resolution proceedings under clause 32.3, 32.4 or 32.7 (as applicable).

32.2	Negotiation

(a)	If a Dispute arises then a party may give notice to the other party requesting that the Dispute be referred for resolution to senior representatives of the Principal and the Supplier (Senior Representatives).

(b)	A notice under this clause 32.2 must:
(1)	be in writing;
Oxygen Plant Supply Contract     page 54

(2)	state that it is a notice under this clause 32.2; and
(3)	include or be accompanied by reasonable particulars of the Dispute
(Dispute Notice).

(c)	If a Dispute is referred to the Senior Representatives, then the Senior Representatives must meet and use reasonable endeavours to resolve the Dispute (in whole or in part) within 5 Business Days after the date on which the Dispute Notice is received (or such later date as the parties may agree).

32.3	Arbitration

(a)	Subject to clause 32.7, if a Dispute which has been referred to negotiation pursuant to clause 32.2 remains unresolved (whole or in part) after the expiration of the period referred to in clause 32.2(c), then either party to the Dispute may commence arbitration proceedings administered by the London Court of International Arbitration (LCIA) to resolve any unresolved part of the dispute.

(b)	The arbitration shall be conducted in Singapore, in accordance with the LCIA rules for arbitration operating at the time the dispute is referred to LCIA and which rules are hereby deemed to be incorporated into this Contract. The number of arbitrators shall be one.

(c)	The parties must bear their own costs in connection with the arbitration and must pay an equal portion of the cost of the LCIA.

32.4	Litigation

Subject to clause 32.7, if a Dispute which has been referred to arbitration pursuant to clause 32.2 is unable to be resolved by the arbitrator then either party to the Dispute may commence legal proceedings in Queensland to resolve the unresolved part of the dispute.

32.5	Continuity

Despite the existence of a Dispute, the parties must continue to perform their obligations under this Contract.

32.6	Injunctive or urgent relief

Nothing in this clause 32 prejudices either party’s right to institute proceedings to seek injunctive or urgent declaratory relief in Queensland in respect of a Dispute under this clause 32 or any other matter arising under this Contract.

32.7	Expert determination

(a)	If a Dispute arising out of or relating to interpretation of the Technical Specification, Performance Tests, achievement of the Performance Guarantees, payment of liquidated damages, or remediation work carried out by the Supplier during the Warranty Period, which has been referred to negotiation pursuant to clause 32.2 remains unresolved (whole or in part) after the expiration of the period referred to in clause 32.2(c), then either party to the Dispute may by giving notice to the other party within 10 Business Days after expiry of that period require those parts of the Dispute which remain unresolved be referred to an expert for determination in accordance with clauses 32.8 to 32.11.

(b)	A notice under clause (a) must:
(1)	be in writing;
(2)	state that it is a notice under this clause 32.7; and
Oxygen Plant Supply Contract     page 55

(3)	include or be accompanied by reasonable particulars of those parts of the Dispute which remain unresolved,
(Expert Determination Notice).

32.8	Selection of expert

(a)	A Dispute required to be referred to and resolved by expert determination will be determined by an independent expert:
(1)	agreed between the parties; or
(2)	if not agreed within 10 Business Days of the Expert Determination Notice, appointed by the President of the Institution of Chemical Engineers in United Kingdom.
(b)	The expert determination process is to be administered in accordance with clause 32.9.

32.9	Rules of expert determination

(a)	The expert will:
(1)	act as an expert and not as an arbitrator;
(2)	proceed in any manner the expert thinks appropriate without being bound to observe the rules of natural justice or the rules of evidence;

(3)	take into consideration all documents, information and other material which the parties give the expert including documents, information and material relating to the facts in dispute and to arguments and submissions upon the matters in dispute;

(4)	not be expected or required to obtain or refer to any other documents, information or material, but may do so if the expert thinks it is appropriate;

(5)	use the expert’s own expertise in forming the expert’s conclusions; and

(6)	make a determination of the Dispute within 30 Business Days from the acceptance by the expert of the appointment, or such extended period as the parties may agree.
(b)	The expert may, if the expert thinks appropriate, arrange to meet or otherwise have discussions with the parties, together but not separately, and in connection with any such meeting or discussions:
(1)	a party may be accompanied by legal or other advisers; and
(2)	the parties agree to be bound by such procedural directions as may be given by the expert, both in preparation for and during the course of the meeting or discussions.
(c)	Without restricting the generality of clause (b)(2), the parties agree and undertake to produce such information and documents as the expert may from time to time direct at such place and at such time as the expert may direct.

(d)	The expert may commission advisers or consultants, including lawyers, accountants, bankers, engineers, surveyors or other technical consultants, to provide information to assist the expert in the determination.

(e)	The relevant parties to a Dispute must indemnify the expert for the reasonable cost of retaining those advisers or consultants.

(f)	The expert will disclose to the parties any relationship or interest with the parties or their respective officers, employees, contractors, consultants or agents who are involved in expert determination and any interest the expert has in the Dispute.
Oxygen Plant Supply Contract     page 56

(g)	If the expert becomes aware of any circumstance which might reasonably be considered to adversely affect the expert’s capacity to act independently or impartially, the expert will immediately inform the parties.

(h)	After the parties have had the opportunity to consider the expert’s disclosure then either party may require that the Dispute be referred to another expert for resolution in accordance with clauses 32.8 to 32.11 (inclusive) by giving notice to the other party within 5 Business Days of the date on which it was informed of the circumstance.

32.10	Expert finding

(a)	The determination of the expert must be in writing and will be final and binding on the parties unless within 30 Business Days of receipt of the determination, a party gives notice to the other party referring the matter to litigation in accordance with clause 32.3 (Dissatisfaction Notice).

(b)	Upon submission by either party, the expert may amend the determination to correct:
(1)	a clerical mistake;

(2)	an error from an accidental omission;
(3)	a material miscalculation of figures or a material mistake in the description of any person, thing or manner; or
(4)	a defect in form.
32.11	Costs of expert determination

The parties must bear their own costs in connection with the expert determination proceedings and must pay an equal portion of the cost of the expert.

33	General

33.1	Costs and expenses

Each party must pay its own legal costs and expenses in preparing, negotiating and completing this Contract.

33.2	Further assurances

Each party must do all things and execute all further documents necessary to give full effect to this Contract.

33.3	Notices

(a)	Any notice or other communication in relation to this Contract including any request, demand, consent or approval, to or by a party to this Contract:
(1)	must be in legible writing and in English and addressed as follows:
(A)	if to the Principal, as set out in item 22 of Annexure A;

(B)	if to the Supplier, as set out in item 23 of Annexure A;

(C)	if to the Principal’s Representative, as set out in item 24 of Annexure A, or a substitute address notified by a party to the other party;
(2)	where the sender is the Supplier, must be signed by an officer or under the common seal of the Supplier;
Oxygen Plant Supply Contract     page 57

(3)	where the sender is the Principal, must be signed by either an officer or authorised signatory, or under the common seal of the Principal;
(4)	where the sender is the Principal’s Representative, must be signed by the Principal’s Representative;
(5)	in the case of notice by email, the notice must be accompanied by a digital signature;
(6)	will be deemed to be given or made:
(A)	if posted from an address in Europe (including the United Kingdom) to an address in Papua New Guinea , 10 Business Days after posting;

(B)	if posted and clause (A) does not apply, 7 Business Days after posting;

(C)	if delivered by hand, on delivery;

(D)	if faxed, on receipt of a transmission report confirming successful transmission; and

(E)	if sent by email is regarded as given and received when sent to the sender unless: the sender receives a report of delivery failure or delivery delay; the sender receives an “Out of Office” reply or similar response; or the addressee informs the sender that the notice is illegible, incomplete or corrupted, within 24 hours of the notice being transmitted, but if delivery or receipt is on a day which is not a Business Day or is after 5.00pm at the place of delivery or receipt, it is taken as given at 9:00am on the next Business Day; and
(7)	can be relied on by the addressee and the addressee is not liable to any other person for any consequences of that reliance if the addressee believes it to be genuine, correct and authorised by the sender.
(b)	A facsimile is deemed legible unless the addressee telephones the sender within 24 hours after transmission is received or regarded as received under clause 33.3(a)(6)(D) and informs the sender it is not legible.

(c)	In this clause 33.3, a reference to an addressee includes a reference to an addressee’s agents or employees.

33.4	Governing law and jurisdiction

(a)	This Contract is governed by the laws of the jurisdiction set out in item 8 of Annexure A.

(b)	The parties irrevocably submit to the exclusive jurisdiction of the courts of the jurisdiction set out in item 9 of Annexure A.

(c)	Each party irrevocably and unconditionally waives any objection to the venue of any legal process on the basis that the process has been brought in an inconvenient forum.

(d)	Each party irrevocably and unconditionally waives any immunity in respect of its obligations under this Contract that it may acquire from the jurisdiction of any court or any legal process for any reason including the service of notice, attachment before judgement, attachment in aid of execution or execution.

33.5	Prohibition and enforceability

Any provision of, or the application of any provision of, this Contract which is void, illegal or unenforceable in any jurisdiction:

(a)	is to be read down for the purposes of that jurisdiction so as to be valid and enforceable, and if incapable of being read down, severed and the remaining provisions of this Contract will continue to have full force and effect; and
Oxygen Plant Supply Contract     page 58

(b)	does not affect the validity, legality or enforceability of that provision in any other jurisdiction or of the remaining provisions in that or any other jurisdiction.

33.6	Waivers

(a)	Waiver of any right arising from a breach of this Contract or of any right, power, authority, discretion or remedy arising on default under this Contract must be in writing and signed by the party granting the waiver.

(b)	A failure or delay in exercise, or partial exercise, of:
(1)	a right arising from a breach of this Contract; or
(2)	a right, power, authority, discretion, or remedy created or arising on default under this Contract, does not result in a waiver of that right, power, authority, discretion, or remedy.

(c)	A party is not entitled to rely on a delay in the exercise or non-exercise of a right, power, authority, discretion, or remedy arising from a breach of this Contract or on a default under this Contract as constituting a waiver of that right, power, authority, discretion, or remedy.

(d)	A party may not rely on any conduct of another party as a defence to exercise of a right, power, authority, discretion, or remedy by that other party.

33.7	Entire agreement

(a)	This Contract supersedes all previous agreements in respect of its subject matter and embodies the entire agreement between the parties in respect of its subject matter.

(b)	No reliance is to be placed by the Supplier on any representation, promise or other inducement made or given or alleged to be made or given by the Principal prior to the Commencement Date.

33.8	Variation to this Contract

A variation of any term of this Contract must be in writing and signed by the parties.

33.9	Counterparts

(a)	This Contract may be executed in any number of counterparts.

(b)	All counterparts together constitute one instrument.

(c)	A party may execute this Contract by signing any counterpart.

33.10	To the extent not excluded by Laws

The rights, duties and remedies granted or imposed under this Contract operate to the extent not excluded by law.

33.11	Attorneys

Each of the attorneys if any) executing this Contract states that the attorney has no notice of the revocation of the power of attorney appointing that attorney.

33.12	Survival of obligations

(a)	If this Contract is terminated then, except where this Contract provides otherwise:
Oxygen Plant Supply Contract     page 59

(1)	the parties are released from their obligations to continue to perform this Contract except the obligations which are expressed to or by their nature, survive termination;
(2)	each party retains the rights and claims it has against the other party for any past breach of this Contract; and
(3)	the provisions of this Contract survive termination to the extent necessary to give effect to clause 33.12(a)(1).
(b)	The following survive termination of this Contract:
(1)	any warranties provided by the Supplier including pursuant to clause 5;

(2)	clauses 1, 19, 21, 22, 23.4, 28 and 29.
(c)	The indemnities in this Contract are:
(1)	continuing, separate and independent obligations of the parties from their other obligations and survive termination of this Contract; and
(2)	absolute and unconditional and unaffected by anything that might have the effect of prejudicing, releasing, discharging or affecting in any other way the liability of the party giving the indemnity.
Oxygen Plant Supply Contract     page 60

Annexure D
Annexure D — Technical Specification
Oxygen Plant Supply Contract     page 16

Annexure E
     Annexure E – Form of Bank Guarantee
     To:     [Party B]
Guarantee
At the request of [Party A] (“Guarantee Provider”) and in consideration of [Party B] (“Beneficiary”) accepting this undertaking in respect of the agreement dated on or about the date of this undertaking for the design, manufacture and supply of equipment required for an oxygen plant (Agreement), [Bank] (Guarantor) unconditionally undertakes to guarantee to pay the Beneficiary a maximum aggregate sum of [insert amount and currency].
Drawing on this Guarantee
In order to draw on this guarantee, the Beneficiary must provide the Guarantor with the following:
1.	A written demand containing a statement certifying that the Guarantee Provider has failed to properly execute and perform their obligations under the contract signed in writing by an authorised representative of the Beneficiary;

2.	A certified copy of a letter dated at least 14 (fourteen) days previously informing Guarantee Provider of the Beneficiary’s intention to claim under this guarantee and its reasons for so doing;

3.	The signatures on the written demand in 1 above must be authenticated by the Guarantor
Other Conditions
No party may transfer, assign or novate its rights, benefits or obligations under this undertaking.
Expiry Date
This undertaking shall come into full force and effect on issuance and will continue until the earlier of one of the following three events listed below:
1.	notification has been received from the Beneficiary that the sum is no longer required by the Beneficiary;

2.	this undertaking is returned to the Guarantor or Guarantee Provider by the Beneficiary; or

3.	payment by the Guarantor to the Beneficiary of the whole of the sum, whichever occurs first.
Notwithstanding the preceding paragraph, this undertaking will cease to be effective on [insert date].
Governing Law
This Guarantee is governed by and shall be construed in accordance with the laws and regulations of England and the English Courts shall have exclusive jurisdiction.
Signed and Dated this               day of               200 .
[Bank Details]
Oxygen Plant Supply Contract     page 17

Annexure F
Annexure F – Parent Company Guarantee
DATE                                   2008
PARTIES
Lihir Gold Limited (“Principal”)
Air Products Group Limited
Hersham Place Technology Park
Molesey Road
Walton on Thames
Surrey KT12 4RZ
England (“Guarantor”)
To :     Lihir Gold Limited
Dear Sirs,
THIS GUARANTEE (the “Parent Guarantee”), dated as of [insert date], by Air Products Group Limited (the “Guarantor”) is given in favour of Lihir Gold Limited (the “Beneficiary”).
The Beneficiary has entered into an equipment supply contract ( “the Contract”) dated [insert date] with Air Products PLC.,       (“the Supplier”), a wholly owned subsidiary of the Guarantor.
The Guarantor unconditionally and irrevocably guarantees to the Beneficiary that if any default is made by the Supplier in performing the Contract or in fulfilling any of its obligations thereunder the Guarantor will upon the first written demand of the Beneficiary, signed by an authorised signatory of the Beneficiary, perform (or cause to be performed) in the place of the Supplier any obligation in respect of which the Supplier has defaulted .
The Guarantor shall have no greater liability to the Beneficiary under this Parent Guarantee than the Supplier shall have to the Beneficiary under the Contract.
The Guarantor agrees that no variation or alteration of the terms of the Contract and no allowance of time under the Contract, nor any waiver, forbearance or forgiveness by the Beneficiary of or in respect of the performance of the Contract by the Supplier shall in any way release the Guarantor from or reduce or affect his liabilities hereunder. The performance of any variation or alteration shall be likewise guaranteed by the Guarantor in accordance with this Guarantee.
The Beneficiary shall send to the Guarantor a copy of any notice of default issued to the Supplier pursuant to the Contract by the Beneficiary in support of any claim by the Beneficiary hereunder. Any notice to be given pursuant to this Guarantee to the Guarantor shall be deemed to have been duly given if delivered by hand or if sent by registered post to the Guarantor’s address set out above marked for the attention of the Company Secretary.
This Parent Guarantee shall be governed by and construed in accordance with the laws and regulations of England and the English Courts shall have exclusive jurisdiction.
For and on behalf of Air Products Group Limited.
Oxygen Plant Supply Contract     page 1

Signed and Delivered as a Deed

Signed for
Air Products Group Limited
by its authorised representative

sign here	▶

Authorised Representative

print name

in the presence of

sign here	▶

Witness

print name

Oxygen Plant Supply Contract      page 2

Annexure G
Annexure G – Liquidated Damages Regime
Oxygen Plant Supply Contract      page 1

Annexure H
Annexure H – Process Data Sheet

mpa CONSULTING ENGINEERS AUSTRALIA

EQUIPMENT NAME		OXYGEN PLANT
EQUIPMENT NO:		DATA SHEET NO:
MOPU-1002		08210-7-5803
Client:	LGL	Job No: 08210
Project:	O2 Plant FEED	Area: 1560

OPERATING AND DESIGN CONDITIONS

Section	Item		Unit	Value				
DESCRIPTION	Equipment			oxygen plant				
	Duty			continuous				
	Required			1				
	Working			1				
	Standby			0				
LOCATION	Location			outdoors				marine environment
	Site Elevation		m	15				
	Wind Velocity	(Vp Permissable)	m/s	26				(PNG standard 1001 - 1982 Part 3)
	Wind Velocity	(Vu Limit State)	m/s	32				(PNG standard 1001 - 1982 Part 3)
SEISMIC	Acceleration Coefficient	(a)		0.322	(note 2)			(AS/NZS 1170.0 - 2002)
	Ultimate Limit State Probability	(kp)		1.25	(note 2)			(AS/NZS 1170.0 - 2002)
	Site Factor	(S)		1.5				(AS/NZS 1170.0 - 2002)
	Importance Level			4				(AS/NZS 1170.0 - 2002)
	Importance Factor	(I)		1.00				(AS/NZS 1170.0 - 2002)
AMBIENT				Design	Min	Max	Worst	
	Air Temperature		deg C	29.5	20.0	35.0	35.0	
	Relative Humidity		% rel	85.0	75.0	92.0	99.0	
	Atmospheric Pressure		kPaG	101.325	98.000	104.000	98.000	
	Rainfall	(average)	mm/year	3,700 to 3,800				(PNG standard 1001 - 1982 Part 3)
PROCESS DESIGN	Gaseous Oxygen	(contained)						
	Supply - Design		t/d	1700				(49,580 Nm3/hr)
	Supply - Turndown	(50% turndown)	t/d	850				(24,500 Nm3/hr)
	Supply - Purity	(min)	%	98				
	Supply - Pressure		kPaG	3050				
	Supply - Temperature		deg C	ambient				
	Liquid Oxygen	(contained)						
	Supply - Design		t/d	50				(1,460 Nm3/hr)
	Supply - Purity	(min)	%	98				
	Storage		t	nominal 500				(with 49,580 Nm3/hr)
	Liquid Nitrogen							
	Supply - Design		t/d	10				(333 Nm3/hr)
	Supply - Purity	(max)	%	< 0.1% O2				
	Storage		t	nominal 50				(with 333 Nm3/hr)
	Instrument Air							
	Supply - Flow		Nm3/hr	2000				
	Supply - Pressure		kPaG	330 (note 1)				
	Supply - Temperature		deg C	ambient				
	Supply - Dew Point		deg C	-40				
	Plant Loading							
	Design		% of time	90				
	Turndown		% of time	10				

NOTES

(1) Instrument air pressure supply limited due to BAC sizing

(2) "kp x a" to be utilised in place of "a" wherever it is applied in AS1170.4-1993 as required by AS1170.0-2002

REV	DATE	DESCRIPTION	BY	CHECK	APP'D
0	01-May-08	Issue For Procurement	APM	PCR

mpa EQUIPMENT NAME OXYGEN PLANT CONSULTING 1 ENGINEERS AUSTRALIA EQUIPMENT NO: DATA SHEET NO: MOPU-1002 08210-7-5803 Client: LGL Job No: 08210 ProlBct: 0£ Plant FEED Area: 1560 OPERATING AND DESIGN CONDITIONS 8 Equipment oxyqen plant LjJ Duty continuous Required 1 Working 1 Standby 0 O Location outdoors marine environment Site Elevation m 15 Wind Velocity (Vp Permissable) nvs 26 (PNG standard 1001 — 1 yS2 Pan 3j Wind Velocity (Vu Limit State) nvs 32 (PNG standard 1001 -1982 Part 31 10 8 Acceleration Coefficient (a) 0.322 (note 2) (ASNZS 1 170.0-2002) Ultimate Limit State Probability (kp) 1.25 (note 2) (AS’NZS 1170.0- 2002) Site Factor (S) 1.5 (AS’NZS 1170.0- 2002) Importance Level 4 (ASNZS 1170.0- 2002j Importance Factor (1) 1.00 (AS’NZS 1170.0- 2002) LU Design Mil Max Worsi m Air Temperature deqC 29.5 20.0 35.0 35.0 Relative Humidity % rel 35.0 75.0 92.0 99.0 Atmospheric Pressure kPaG 101.325 93.000 104.000 98.000 Rainfall (average) mm’year 3.700 to3.SC )0 (PNG standard 1001 -1082 Pan 3) (3 to ¦’.i.u-kmi:; ‘.:-tygen i contained) LU If) <f) Supply- Design fd 1700 (49.580 Nma’hr) Supply- Turndown iSO’io turndavvii) fd B50 (24.500 Nma’hr) Supply — Purity (min) % 98 Supply- Pressure kPaG 3050 Supply- Temperature deqC ambient Liquid Oxyqen (contained) Supply- Design fd 50 (1,460 Nm3/hr) Supply- Purity (min) % 98 Storage t nominal 50 ) (witli 49 540 Nm*hr) Liquid Nitrogen Supply- Design fd 10 (333 Nm3’hr) Suppk’- Purity (max) % < 0.1% 02 Storage t nominal 5C (with 333 Nma’hr) Instrument Air Supply- Flow Nma’hr 2000 Supply- Pressure kPaG 330 (note 1) Supplv- Temperature deqC ambient Supply- Dew Point deqC -40 Plant Loading Design % of time 90 Turndown % of time 10 HoTEs (1)Instrument ail pres sure suppl f limited due to BAG si zing (2) “kp < .:j” to be Litiliseel in place of “s” jvhetevet it is ap plied in ASl 170.4-1 K’-J re required hi’AS 1 170.0-2002 0 OI-May-08 loin* Foi Procurement APM PCR REV DATE dEscRIpTI6N BY CHECK APP’D
Sheet 1 of 3
Oxygen Plant Supply Contract           page 1

mpa CONSULTING ENGINEERS AUSTRALIA	EQUIPMENT NAME	OXYGEN PLANT
	EQUIPMENT NO:	DATA SHEET NO:
	MOPU-1002	08210-7-5803
	Client: LGL	Job No: 08210
	Project: O2 Plant FEED	Area: 1560

OPERATING AND DESIGN CONDITIONS

Section	Item		Units	Design	Min	Max	Worst	
UTILITIES	Sea Water	Design Case		Design	Min	Max	Worst	
	Supply - Flow		m3/hr	*	*	*	*	
	Supply - Temp		deg C	31	31	31	31	
	Supply - Press		kPaG	200	200	200	200	
	Return - Temp		deg C	40	40	40	40	(not to exceed)
	Return - Press Drop		kPa	150	150	150	150	(not to exceed)
	Steam							
	Supply - Temp	(max)	deg C	185				(saturated)
	Supply - Press	(max)	kPaG	1040				
	Condensate							
	Return - Temp		deg C	*				
	Return - Press		kPaG	350				(minimum required)
	Raw Water							
	Supply - Flow		m3/hr	*				
	Supply - Temp	(max)	deg C	35				
	Supply - Press	(max)	kPaG	600				
	Quality		mg/L	Calcium as Ca				18
			mg/L	Magnesium as Mg				2.6
			mg/L	Potassium as K				1.6
			mg/L	Sodium as Na				4.5
			mg/L	Iron as Fe				0.5
			mg/L	Chloride as Cl				3
			mg/L	Sulphate as SO4				35
			mg/L	Alkalinity as CaCO3				42
			mg/L	Total Hardness as CaCO3				56
			mg/L	Silicon as SiO2				25
				pH				6.9 to 7.2
			mS/cm	Conductivity				150
ELECTRICAL	Voltage		kV	11				(± 0)
	Voltage Drop Allowable	(max)	%	20				(max voltage drop on start up)
	Phase		Ø	3				
	Frequency		Hz	50				(± 0.5%)
	Fault Level							
	I"k		kA	40				(rms @ 12 kV)
	Steady State	(to IEC909)	kA	25				(rms)
NOISE	Plant Fence Line	(max)	dBA	70 (note 1)				
	Enclosures, Silencers	(max)	dBA	80 (note 2)				(at 1m and 90 deg)
	Piping	(max)	dBA	80 (note 2)				(at 1m and 90 deg)

NOTES
* = Vendor to advise
(1) Noise limit specified is from continuous sources and not from intermediate use sources such as safety relief valves
(2) Noise limit is external of any acoustic enclosures or buildings

REV	DATE	DESCRIPTION	BY	CHECK	APP'D
0	01-May-08	Issue For Procurement	APM	PCR

11 nr 5C HE EQUIPMENT NAME OXYGEN PLANT A
CONSULTING 1 ENQINEI EQUIPMENT NA: DATA SHEET N6:
AUSTRAL
MOPU-1002 0821 0-7-5803 Client: LGL Job No: 082 10 Pri]|nct: 02 Plant FEED Area: 1560
OPERATING AND DESIGN CONDITIONS
Sheet 2 of 3
Oxygen Plant Supply Contract          page 2
LU >.:-?;i Water Design Case Design Min Mai W orn F _i F =>
Supply- Flow nia-’hr * * * * Supply — Temp decjC 31 31 31 31
Supply — Press kPaG £00 200 200 200
Return — Temp deqC 40 40 40 40 (not to exceed) Return — Press Drop kPa 150 150 150 150 (not to exceed) Steam Supply — Temp (max) decjC 185 (saturated) Supply — Press (max) kPaG 1040
Condensate Return — Temp decjC * Return — Press kPaG 350 (minimum required) Row Water Supply- Flow mS-’hr * Supply — Temp {man) decjC 35
Supply — Press (max) kPaG 600
Qualih’ mq’ L Calcium as Ca 1B mg’L Magnesium as Mg 2.6
mg’L Potassium as K 1.6
mg; L Sodium as Na 4.5
mg’L Iron as Ft 0.5
mg’L Chloride as Cl 3
mg’ L Sulphate a S04 35
mg’L Alkalinity as CaC03 42
mg’ L Total Hardness as Cat 03 56
mg’L Silicon as Si02 25
pH 6.9 to 7.2 mS’cm Conductivity 150
< O DC Voltage kV 11 (±0) 1- o LU _l LU V-I’Iuit- [’K’p Allowable (max) % 20 (max voltage drop on start up) Phase 0 3
Frequency Hz 50 (±0.5%) Fault Level l“k kA 40 (rms@ 12 kV) Stead/ State (tolECSOS) kA 25 (rms) o z
Plant Fence Line (max) dBA 70 (note 1) Enclosures. Silencers (max) dBA 80 (note 2) (at 1m and 90 deg) Piping (max) dBA 80 (note 2) (at 1m and 90 deg) NoTes * m Vendor to advise (1) Noise limit specified i;:. from continuous sources and not from intei mediate use sources :.n-;h as safety raEal valves (2) Noiselimit is external of an/ acoustic endosui&E¦-or huildings 0 0 1 -May-09 Igcli^ Foi Procurement APM PCR “FT :V DATE D rscwTK <N KV CHECK APP’D

mpa CONSULTING ENGINEERS AUSTRALIA	EQUIPMENT NAME	OXYGEN PLANT
	EQUIPMENT NO:	DATA SHEET NO:
	MOPU-1002	08210-7-5803
	Client: LGL	Job No: 08210
	Project: O2 Plant FEED	Area: 1560

OPERATING AND DESIGN CONDITIONS

Section	Item	Units	Description	Value
ATMOSPHERIC AIR	Atmospheric Air			
	Quality	ppm	Hydrogen	10
		ppm	Carbon Monoxide	40
		ppm	Carbon Dioxide	500
		ppm	Methane	10
		ppm	Acetylene, Propylene, C4+	2
		ppm	Ethane	0.1
		ppm	Ethylene	5
		ppm	Propane	0.05
		ppm	Butane & Heavier	nil
		ppm	Sulphur Dioxide	0.1
		ppm	Hydrogen Sulphide	0.05
		ppm	Mercaptans	0.1
		ppm	Ammonia	1
		ppm	Oxides of N (NO & NO2)	0.1
		mg/m3	Particulate Matter	3
		ppm	HCN	nil
		ppm	Salt air mist	trace
BATTERY LIMIT	Products			
	Gaseous Oxygen		pipe rack on plant boundary	
	Vapourised Oxygen		pipe rack on plant boundary	
	Vapourised Nitrogen		pipe rack on plant boundary	
	Instrument Air		pipe rack on plant boundary	
	Condensate Return (compressor)		TBA	
	Utilities			
	Sea Water Supply		heat exchanger inlet manifold	
	Sea Water Return		heat exchanger outlet manifold	
	Steam Supply		pipe rack on plant boundary	
	Condensate Return (steam)		pipe rack on plant boundary	
	Instrument Air		pipe rack on plant boundary	
	Make Up Water		pipe rack on plant boundary	
	Storm Water		N/A	
	Effluent / Sewer		N/A	
	Electricity - HV (11 kV)		motor terminals	
	Electricity - LV (415 V)		motor, generator terminals	
	Electricity - ELV (24VDC)		instrument terminals	
STANDARDS	Design Standards		Minimum design standards as follows unless noted otherwise	
	Pressure Vessels		ASME, AD Merkblatter, AS or equivalent	
	Piping		ASME, API or equivalent	
	Electrics		IEC standards	
	Relief Systems		API or equivalent	

NOTES

* = Vendor to advise

REV	DATE	DESCRIPTION	BY	CHECK	APP'D
0	01-May-08	Issued For Procurement	APM	PCR

mpa EQUIPMENT NAME OXYGEN PLANT CONSULTING ¦ ENGINEERS AUSTRALIA EQUIPMENT NO: DATA SHEET NO: MOPU-1002 08210-7-5803 Client: 1 LfiL Job No: 08210 Pr«ifM:t: | 02 Plant htbU Area: 1560
OPERATING AND DESIGN CONDITIONS cc < u cc Atmospheric Air Ul I a U) o 2 F <
Quality ppm Hydrogen 10 ppm Carbon Monoxide 40 ppm Carbon Dioxide 500 ppm Methane 10 ppm Acetylene Propylene C4+ 2 ppm Ethane 0.1 ppm Ethylene 5 ppm Propane 0.05 ppm Butane & Heavier nil ppm Sulphur Dioxide 0.1
ppm Hydrogen Sulphide 0.05 ppm Mercaptans 0.1 ppm Ammonia 1 ppm Oxides of NiNO&N02) rj.1 mp/m3 Participate Matter 3 ppm HCN nil ppm Salt air mist trace t- Products a > cc a Gaseous Oxygen pipe i ack on plant boundary Vapour is ed Oxygen pipe i ack on plant boundary Vapour is ed Nitroqen pipe i :i-.l-: on | ¦lantboundarv Instrument Air pipe i :i-.l-: on | ilant boundary Condensate Return (compressor) TBA Utilities Sea Water Supply heat exchangei inlet manifold Sea Water Return liT.’it -?>:¦. Ii-iIIitI outlet manifold Steam Sup pi’,’ pipe i ick on plant boundary Condensate Return (steam) pipe tack on plant boundary Instrument Ail pipe i :¦¦. I: on plant boundar-,’ Make Up Water pipe i fi-i: on plant boundary Storm Water N/A Effluent,-’ Sewer N/A Electric it,’- HV (11 kV) motor terminals Electricity — LV (415 V j motor, generatoi terminals Electric it,’- ELV (24VDC) instrument terminals 0) Design Standards Minimum design standards as follows unless noted otherwise a cc a z e Pnw :.iii-^ Vessels ASME, AD Merkblatter, AS oi equivalent Pipinq ASME, API or equivalent Electrics I EC standards Relief Systems API or equivalent N6TES * — Vendor to advise 0 01-Msy-0a Issued For Procurement APM PCR REV DATE DESCRIPTI6H BY CHECK APP’D
Sheet 3 of 3
Oxygen Plant Supply Contract          page 3